AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of the 25th day of June, 2006, by and between ALANCO TECHNOLOGIES, INC., an Arizona corporation ("Alanco"), ST ACQUISITION CORPORATION, an Arizona corporation ("STAC"), TIMOTHY P. SLIFKIN ("Slifkin"), THOMAS A. ROBINSON ("Robinson"), TENIX HOLDING INC., a Delaware corporation ("Tenix"), and STARTRAK SYSTEMS, LLC, a Delaware limited liability company ("StarTrak"). Tenix, Slifkin and Robinson are sometimes collectively referred to herein as the "StarTrak Primary Members."

RECITALS:

         The respective governing boards of Alanco, STAC and StarTrak, as well as the StarTrak Primary Members, have concluded that it is to their respective mutual advantage and benefit to effect a reorganization whereby STAC, which is a wholly owned subsidiary of Alanco newly formed to merge with StarTrak as described herein, will be merged into StarTrak, pursuant to this Agreement and in accordance with the applicable statutes of the States of Delaware and Arizona, intending the merger to qualify as a "reorganization" within the meaning of Section 368(a) of the 1986 Internal Revenue Code ("Code"). Although organized as a limited liability company under the laws of Delaware, StarTrak is taxed as a corporation under the Code.
..
         In addition to the StarTrak Primary Members, some employees of StarTrak also own membership Units in StarTrak (the "StarTrak Employee Members"). The StarTrak Primary Members and the StarTrak Employee Members are collectively referred to herein as the "StarTrak Members." As of the date hereof (and at Closing as hereinafter defined), the StarTrak Members own membership Units in StarTrak as follows, which aggregately constitute all of the issued and outstanding membership Units in StarTrak (the "Units"):

StarTrak                                                     Total
Member     Class A Units   Class B Units   Class C Units     Units
---------  -------------   -------------   -------------    -------
Tenix             85,752               0                0    85,752
Slifkin                0         294,431                0   294,431
Robinson               0         196,288                0   196,288
StarTrak
Employee
Members                0               0           70,340    70,340
           -------------   -------------   --------------   -------
Totals            85,752         490,719           70,340   646,811

         Alanco desires to acquire StarTrak, so that following the transaction all of StarTrak's outstanding Units will have been converted into shares of Alanco Class A Common Stock ("Alanco Common Stock"), and STAC's outstanding stock will have been converted into one membership Unit of StarTrak, so that the StarTrak Members own Alanco Common Stock and Alanco owns all of outstanding membership interests in StarTrak, all upon the terms and conditions contained herein.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions set forth in this Agreement, the parties agree as follows:

         1.0 The Merger. Upon the Effective Date (as defined in Section 10 hereof), STAC shall be merged with and into StarTrak (the "Merger"), the separate corporate existence of STAC shall cease and StarTrak shall continue as the surviving entity.

                  1.1 Transfer of Property and Liabilities. Upon the Effective Date, the separate existence of STAC shall cease; all of the outstanding shares of stock of STAC shall be exchanged for and converted into one Class B membership Unit of StarTrak, and upon the filing of the Plan of Merger with the Arizona Corporation Commission and a Certificate of Merger with the Secretary of State of the State of Delaware, StarTrak shall possess all the rights, privileges, immunities, powers, and purposes, and all the property, real and personal, causes of action, and every other asset of STAC, a well as its own, and shall assume and be liable for all the liabilities, obligations, and penalties of STAC, as well as its own, in accordance with Section 10-1106 of the Arizona Revised Statutes and Section 18-209 of Title 6 of the Delaware Limited Liability Act.

                  1.2 Surviving Entity. Following the Merger, the existence of StarTrak shall continue unaffected and unimpaired by the Merger as the surviving entity, with all the rights, privileges, immunities, and powers, and subject to all the duties and liabilities, of a limited liability company organized under the laws of the State of Delaware. The Certificate of Formation of StarTrak, as in effect immediately prior to the Effective Date, shall continue in full force and effect, and shall not be changed in any manner by the Merger. The directors of StarTrak immediately following the Effective Date shall consist of Robert R. Kauffman, John A. Carlson and Timothy P. Slifkin, and the officers of StarTrak immediately prior to the Effective Date shall continue as the officers of StarTrak following the Effective Date.

         2.0   Conversion of Shares.

                  2.1 Conversion of STAC Common Stock. Upon the Effective Date, all of the shares of STAC common stock that are issued and outstanding immediately prior to the Effective Date shall be converted aggregately into one validly issued, fully paid and nonassessable Class B Membership Unit of StarTrak and the Class B Membership Unit of StarTrak into which the shares of STAC common stock are so converted shall be the only Membership Unit of StarTrak that is issued and outstanding immediately after the Effective Date.

                  2.2 Conversion of StarTrak Class A Membership Units owned by Tenix. Subject to the terms and conditions of this Agreement, upon the Effective Date, the aggregate Class A Membership Units of StarTrak owned by Tenix immediately prior to the Effective Date shall, by virtue of the Merger and without the need for any further action on the part of Tenix (except as expressly provided herein), be converted into and represent the right to receive the following shares of Alanco Common Stock at the times indicated:

                           a. Initial Shares at Closing. Upon Closing, Alanco
shall issue to Tenix 875,000 shares of fully paid, non-assessable, shares of Alanco's Class A Common Stock ("Alanco Common Stock").

                           b. Additional Shares following Shareholders Meeting.
Provided Alanco's shareholders approve the issuance of additional shares to the StarTrak Members, within three (3) business days following Alanco's Annual Shareholders Meeting to be held in November, 2006, Alanco shall issue to Tenix an additional 875,000 fully paid, non-assessable, shares of Alanco Common Stock. In the event that Alanco's shareholders do not approve the issuance of the additional shares, Alanco shall pay to Tenix on or before January 31, 2007, cash in lieu of said shares in the amount of the value of the Alanco Common Stock that would have been issued with the value of each share for such purpose equal to the average NASDAQ closing market price for Alanco Common Stock for the five
(5) trading days immediately preceding the date of Alanco's Annual Shareholders Meeting.

                  2.3 Conversion of StarTrak Class B Membership Units owned by Slifkin and Robinson. Subject to the terms and conditions of this Agreement, upon the Effective Date, the aggregate Class B Membership Units of StarTrak owned by Slifkin and Robinson immediately prior to the Effective Date shall, by virtue of the Merger and without the need for any further action on the part of Slifkin or Robinson (except as expressly provided herein), be converted into and represent the right to receive the following shares of Alanco Common Stock at the times indicated:

                           a. Initial Shares at Closing. Upon Closing, Alanco
shall issue to Slifkin and Robinson the following number of fully paid, non-assessable, shares of Alanco Common Stock:

                                          Shares of Alanco
             Member                           Common Stock
             ------                           ------------
             Slifkin                             2,164,706
             Robinson                            1,443,138

                           b. Additional Shares following Shareholders Meeting.
Provided Alanco's shareholders approve the issuance of additional shares to the Slifkin and Robinson (3) business days following Alanco's Annual Shareholders

Meeting to be held in November, 2006, Alanco shall issue to Slifkin and Robinson the following number of fully paid, non-assessable, shares of Alanco Common
Stock:

                                          Shares of Alanco
             Member                           Common Stock
             ------                           ------------
             Slifkin                             3,843,994
             Robinson                            2,562,662

In the event that Alanco's shareholders do not approve the issuance of the additional shares, Alanco shall pay to Slifkin and Robinson on or before January 31, 2007, cash in lieu of said shares in the amount of the value of the Alanco Common Stock that would have been issued with the value of each share for such purpose equal to the average NASDAQ closing market price for Alanco Common Stock for the five (5) trading days immediately preceding the date of Alanco's Annual Shareholders Meeting.

                           c. First Earn-Out Payment Based Upon StarTrak
Performance in Fiscal Year 2007. Attached hereto as Exhibit "A" is a Projected Income Statement for StarTrak for the fiscal years ending June 30, 2007 and June 30, 2008 (the "Projections"), which has been prepared by management of StarTrak as their reasonable estimation of revenue and expense items reflected thereon for the periods indicated. Alanco is willing to pay Slifkin and Robinson more than the shares of stock to be paid at Closing and following Alanco's Annual Shareholders Meeting as provided in sections 2.3a and 2.3b above if the StarTrak business performs as projected. Therefore, Alanco shall issue and deliver to Slifkin and Robinson their individual share (determined in proportion to the relative ownership percentage of each of them in StarTrak upon the Closing Date) of an earn-out payment equal to twice the Gross Profit of StarTrak in excess of $6,000,000 for the twelve months ended June 30, 2007, but not more than the sum of $4,000,000 (the "2007 Earn-Out Payment"). Provided the Alanco shareholders have approved the issuance of the additional shares, the 2007 Earn-Out Payment shall be paid in the form of Alanco Common Stock valued for such purpose at the average NASDAQ closing market price for the twenty (20) trading days immediately following the filing with the Securities Exchange Commission of Alanco's form 10-KSB for such 2007 fiscal year. In the event that the Alanco shareholders have not approved of the issuance of such additional shares, the 2007 Earn-Out Payment shall be paid in cash. The 2007 Earn-Out Payment shall be paid by Alanco in the form required on or before December 31, 2007.

                           d. Second Earn-Out Payment Based Upon StarTrak
Performance in Fiscal Year 2008. In addition, Alanco shall issue and deliver to Slifkin and Robinson their individual share (determined in relative proportion to the ownership percentage of each of them in StarTrak upon the Closing Date) of an earn-out payment equal to twice the Gross Profit of StarTrak in excess of the greater of (i) $8,000,000 or (ii) the Gross Profit of StarTrak for the twelve months ended June 30, 2008, but not more than the sum of $4,000,000 (the "2008 Earn-Out Payment"). Provided the Alanco shareholders have approved the issuance of the additional shares, the 2008 Earn-Out Payment shall be paid in the form of Alanco Common Stock valued for such purpose at the average NASDAQ closing market price for the twenty (20) trading days immediately following the filing with the Securities Exchange Commission of the Alanco's form 10-KSB for such 2008 fiscal year. In the event that the Alanco shareholders have not approved of the issuance of such additional shares, the 2008 Earn-Out Payment shall be paid in cash. The 2008 Earn-Out Payment shall be paid by Alanco in the form required on or before December 31, 2008.

                           e. Definition of "Gross Profit." For purposes of
sections 2.3c and 2.3d above, "Gross Profit" shall mean revenue received or to be received from sales of systems, products and services from the StarTrak business, less the cost of sales employed with respect to such sales, all as determined in accordance with generally accepted accounting principles. Alanco shall cause StarTrak to maintain accurate books and records consistent with generally accepted accounting principals consistent with past practices of StarTrak covering all transactions relating to Gross Profit which may be reviewed by Slifkin and Robinson and their duly authorized representatives, upon reasonable notice and at reasonable times, to audit such records. Slifkin and Robinson acknowledge and agree that the Earn-Out Payment formulas are based upon the Projections, including the selling, general and administrative ("SG&A") expenses reflected in the Projections and if the SG&A expenses exceed the projected amounts, then an appropriate adjustment to the Earn-Out Payment shall be made as agreed by the parties, and if they are unable to agree, then as determined by the arbitrator in accordance with section 2.3g below.

                           f. Rounding Up of Earn-Out Payment. If the Earn-Out
Payments are to be paid in
the form of Alanco Common Stock, then the number of shares determined as provided in section 2.3c and 2.3d above shall be rounded up to the next 100 shares.. For example, if the number of shares to be issued computes to be 1,500,826, the actual number to be issued shall be 1,500,900.

                           g. Disputes Concerning Earn-Out Payments. Any and all
disputes among the parties with respect to the Earn-Out Payments, including, but not limited to, disputes concerning the calculation of Gross Profit, disputes concerning whether Alanco supplied commercially reasonable capital to finance StarTrak's marketing or development programs, or disputes concerning management direction of such programs, shall be resolved as follows:

                                    A. Any claim not resolvable by the parties,
unless the parties mutually agree otherwise, shall be arbitrated in accordance with the Commercial Arbitration Rules of the American Arbitration Association currently in effect. A party demanding arbitration shall file a demand for arbitration in writing with the other party and with the American Arbitration Association at its offices in Arizona or New Jersey. A demand for arbitration shall be made within six (6) months following the time that the disputed Earn-Out Payment is due or it shall be barred.

                                    B. No arbitration shall include, by
consolidation or joinder or in any other manner, parties other than the parties to this Agreement, or their successors and assigns, and other persons substantially involved in a common question of fact or law whose presence is required if complete relief is to be accorded in arbitration. No other person or entity shall be included as an original third party or additional third party to an arbitration whose interest or responsibility is insubstantial. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of a Claim not described herein or with a person or entity not named or described therein. The foregoing agreement to arbitrate shall be specifically enforceable under applicable law in any court having jurisdiction thereof, including the Federal Arbitration Act.

                                    C. The party filing a notice of demand for
arbitration must assert in the demand all arbitrable claims then known to that party on which arbitration is permitted to be demanded.

                                    D. The award rendered by the arbitrator or
arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

                                    E. Alanco acknowledges and agrees that
StarTrak's ability to achieve the Earn-Outs described in Section 2.3c and 2.3d is dependent upon Alanco's compliance with its obligations under this Agreement, including, without limitation, its obligation to provide post-closing adequate funding for StarTrak's operations.

                  2.4 Conversion of StarTrak Class C Membership Units owned by StarTrak Employee Members. Subject to the terms and conditions of this Agreement, upon the Effective Date, the aggregate Class C Membership Units of StarTrak owned by the StarTrak Employee Members immediately prior to the Effective Date shall, by virtue of the Merger and without the need for any further action on the part of the StarTrak Employee Members (except as expressly provided herein), be converted into and represent the right to receive the following shares of Alanco Common Stock at the times indicated:

                           a. Initial Shares at Closing. Upon Closing, Alanco
shall issue to the StarTrak Employee Members 517,156 shares aggregately of fully paid, non-assessable, shares of Alanco's Class A Common Stock ("Alanco Common Stock"), to be issued to each individual StarTrak Employee Member in proportion to the number of StarTrak Class C Units owned by each such Member compared to the number of Class C Membership Units owned by all of the StarTrak Employee Members. No fractional shares will be issued, rather the number of shares of Alanco Common Stock to be received by each StarTrak Employee Member shall be rounded up or down to the nearest whole share.

                           b. Additional Shares following Shareholders Meeting.
Provided Alanco's shareholders approve the issuance of additional shares to the StarTrak Members, within three (3) business days following Alanco's Annual Shareholders Meeting to be held in November, 2006, Alanco shall issue to the StarTrak Employee Members an additional 918,344 fully paid, non-assessable, shares of Alanco Common Stock , to be issued to each individual StarTrak Employee Member in proportion to the number of StarTrak Class C Units owned by each such Member compared to the number of Class C Membership Units owned by all of the StarTrak Employee Members. No fractional shares will be issued, rather the number of shares of Alanco Common Stock to be received by each StarTrak Employee Member shall be rounded up or down to the nearest whole share. In the event that Alanco's shareholders do not approve the issuance of the additional shares, Alanco shall pay to the StarTrak Employee Members on or before January 31, 2007, cash in lieu of said shares in the amount of the value of the Alanco Common Stock that would have been issued with the value of each share for such purpose equal to the average NASDAQ closing market price for Alanco Common Stock for the five (5) trading days immediately preceding the date of Alanco's Annual Shareholders Meeting.

                  2.5 Adjustments for Dilution.

                           a. Adjustment Due to Stock Split, Stock Dividend,
Etc. If, prior to the date that any shares are to be issued by Alanco to the StarTrak Members under sections 2.2, 2.3 or 2.4, the number of outstanding shares of Alanco Common Stock is increased by a stock split, stock dividend, or other similar event, the number of shares to be issued shall be proportionately increased, or if the number of outstanding shares of Alanco Common Stock is decreased by a combination or reclassification of shares, reverse stock split, or other similar event, the number of shares to be issued to the StarTrak Members shall be proportionately reduced.

                           b. Adjustment Due to Merger, Consolidation, Etc. If,
prior to the issuance of all shares to be issued pursuant to this sections 2.2,
2.3 or 2.4, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Alanco Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of Alanco or another entity, then the StarTrak Members shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Alanco Common Stock immediately theretofore to have been receivable, such stock, securities or other assets which the StarTrak Members would have been entitled to receive in such transaction had the shares been issued immediately prior to such transaction.

                  2.6 StarTrak Liabilities. Upon Closing, StarTrak will have liabilities generally as reflected in the May 31, 2006 Balance Sheet of StarTrak (except for the restructured obligation owed to Tenix in the amount of $2,000,000). StarTrak and Tenix have executed and delivered an agreement pursuant to which the certain obligations to Tenix have been reduced to a total of $2,000,000, with $500,000 due upon the Closing Date and the remaining balance due to Tenix, without interest, on December 31, 2007, which obligation to Tenix is reflected in a promissory note of StarTrak in the form of Exhibit "B" attached hereto (the "Tenix Note"). Tenix shall release any and all security in the assets of StarTrak in connection with the Tenix Note upon Closing. Approximately $2,000,000 of such liabilities (including $500,000 to be paid to Tenix at Closing), are to be paid within 45 days of the Closing as shown on
Schedule 2.6 attached hereto (the "Short Term Liabilities"), and Alanco shall provide sufficient capital to StarTrak within 45 days following the Closing as required to retire the Short Term Liabilities. It is anticipated that Alanco will loan $750,000 to StarTrak prior to Closing in accordance with section 6.3 below to retire some of the Short Term Liabilities.

         3.0 Representations and Warranties of StarTrak Primary Members. The StarTrak Primary Members, severally and not jointly and severally, represent and warrant to Alanco as follows, and acknowledge and confirm that Alanco is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Alanco or on its behalf:

                  3.1 Free and Clear Title to Units. Each of the StarTrak Primary Members, with respect to their Units only, represent and warrant that immediately prior to the transfer, assignment and delivery of their Units to
Alanco: (i) they shall be the record and beneficial owner of the Units, and shall hold the Units free and clear of any lien, encumbrance, pledge, charge or claim, limitation, agreement or restriction whatsoever, except as may appear in the current version of the Operating Agreement for StarTrak, with the full and absolute right and power to assign, exchange, transfer and deliver the Units as herein provided; and (ii) none of the Units shall be subject to any voting trust or voting agreement (other than as may exist between the StarTrak Primary Members), nor will any valid proxy be in existence with respect to the Units (other than as may exist between the StarTrak Primary Members). Upon Closing, no other person will have any right or option to acquire any interest in StarTrak.

                  3.2 Organization and Standing. StarTrak is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, has all of the requisite power and authority and has all of the licenses, permits, authorities and consents that are necessary to own, operate and lease its properties and to carry on its business as now being conducted, except where failure to have such license would not result in a material adverse effect on StarTrak. StarTrak is not a party to or subject to any agreement, consent decree or order, or other understanding or arrangement with, or any directive of, any governmental authority or other person which imposes any restriction or otherwise affects in any material way the conduct of its business in any jurisdiction or location. True and accurate copies of StarTrak's Certificate of Formation, as amended, and its Operating Agreement, as presently in effect, are attached as Schedule 3.2 to this Agreement.

                  3.3 Capitalization. Presently and at the Closing Date, the outstanding Units of StarTrak consists solely of: 85,752 Class A Units, all of which are owned by Tenix; 490,719 Class B Units, all of which are owned by Slifkin and Robinson; and 70,340 Class C Units, all of which are owned by the StarTrak Employee Members.

                  3.4 Subsidiaries. StarTrak has no Subsidiary other than one dormant Subsidiary that has no material assets or liabilities. "Subsidiary" shall mean, with respect to the StarTrak, any entity of which StarTrak (either alone or through or together with any other Subsidiary), owns, directly or indirectly, stock or other equity interests constituting more than 50% of the voting or economic interest in such entity, or the financial results of which are or are required to be consolidated with the StarTrak under GAAP.

                  3.5 Authorization. StarTrak has all the requisite legal power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby to be accomplished by it. All action on the part of StarTrak necessary for the authorization, execution, delivery, and performance of all obligations of StarTrak under this Agreement has been (or will be) taken prior to the Closing. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of the StarTrak Primary Members and StarTrak enforceable in accordance with its terms.

                  3.6 Governmental Consents. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the StarTrak Primary Members or StarTrak in connection with the execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby.

                  3.7 Compliance with Other Instruments. Neither the nor StarTrak will be, as a result of the execution, delivery or performance of this Agreement, in violation of or default under any provision of any material instrument, contract or lease to which it is a party, or of any provision of any federal or state judgment, writ, decree, order, statute, rule, or governmental regulation applicable to them.

                  3.8 Financial Statements. Draft audited financial statements of StarTrak as of and for the fiscal years ending December 31, 2005 and 2004, and an unaudited balance sheet and income statement of the Company as of and for the period ending May 31, 2006 (collectively, the "StarTrak Financials"), are attached hereto as Schedule 3.8.

         The StarTrak Financials have been prepared by management, fairly present the financial position of StarTrak as of their respective dates and the results of its operations for the periods then ended and contain all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation. Except to the extent reflected or reserved against or disclosed in the StarTrak Financials, as of their respective dates, StarTrak has not incurred any material liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, which should have been so reflected or reserved against or disclosed in the StarTrak Financials.

                  3.9 Undisclosed Liabilities. StarTrak has no material liabilities or obligations, either absolute, accrued, contingent or otherwise, which individually or in the aggregate are materially adverse to the financial condition and business of StarTrak, which (i) have not been reflected in the StarTrak Financials, (ii) have not been described in this Agreement or in
Schedule 3.9 attached hereto, or (iii) have not been incurred in the ordinary course of business since May 31, 2006, consistent with past practices.

                  3.10. Changes. Except as set forth in Schedule 3.10, since May 31, 2006:

                  (a) StarTrak has not entered into any transaction which was not in the ordinary course of its business;

                  (b) There has been no Material Adverse Change (as hereinafter defined);

                  (c) There has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) adverse to the business or operations of StarTrak;

                  (d) There has been no labor dispute involving StarTrak or any of its employees and none is pending or, to the best of the StarTrak Primary Members's knowledge, threatened; and

                  (e) To the best of the StarTrak Primary Members' knowledge, there has been no litigation or administrative agency charges or proceedings commenced involving, relating to or affecting StarTrak.

For purposes of this Agreement, "Material Adverse Change" means, with respect to either StarTrak or Alanco, as the case may be, a change, effect, event, occurrence or circumstance that has had a materially adverse effect on (x) the business, condition, operations, results of operations, assets and properties, or liabilities of StarTrak or Alanco, or (y) the ability of StarTrak or Alanco to consummate the transactions contemplated by this Agreement in a timely manner; provided, however, that none of the following (individually or in combination) shall be deemed to constitute, or shall be taken into account in determining whether there has been, a Material Adverse Change: (A) any adverse change, effect or circumstance resulting from conditions generally affecting the United States economy as a whole or in any foreign economy; (B) any adverse change, effect or circumstance resulting from changes in the industry or industries in which StatTrak or Alanco competes; (C) any adverse change, effect or circumstance resulting from war, acts of war, terrorism or acts of terrorism (whether or not the foregoing are declared or undeclared and whether or not the foregoing take place in the United States or outside the United States); (D) any adverse change, effect or circumstance resulting from the taking of any action specifically contemplated by this Agreement; (E) any adverse change, effect or circumstance on or to a party to this Agreement resulting from any breach by the other parties hereto of any provision of this Agreement; and (F) any adverse change caused by the write down of Alanco assets in accordance with the procedure set forth in footnote number 1 to Alanco's audited financial statements as shown in Alanco's Form 10KSB previously filed.

                  3.11 Inventory. The inventory of StarTrak, as reflected in the StarTrak Financials, consists of a quality and quantity usable and saleable in the ordinary course of business, except for items of obsolete material or materials of below standard quality, all of which have been completely reflected on the StarTrak Financials. The inventory is stored and/or located at premises owned or leased by StarTrak or at StarTrak's suppliers. The value at which StarTrak's inventory is reflected in the StarTrak Financials is the cost thereof on a first-in, first-out basis and reflects write-offs or write-downs for damaged or obsolete items in accordance with the historical inventory policy and practices of StarTrak. StarTrak has not transferred inventory on consignment or granted return privileges to any purchaser of its goods, other than in the ordinary course of business.

                  3.12 Accounts Receivable. No amount included in the accounts receivable of StarTrak as stated in the StarTrak Financials has been released for an amount less than the value at which it was included or is or, to the best of the StarTrak Primary Members' knowledge, will be regarded as unrecoverable in whole or in part except to the extent there shall have been an appropriate bad debt reserve therefor. Such receivables are not, to the best knowledge of StarTrak, subject to any counterclaim, refusal to pay or setoff not reflected in the reserves set forth on the StarTrak Financials.

                  3.13 Title to Assets; Liens, etc. The assets of StarTrak, both real, personal and mixed, tangible and intangible, necessary to the operation of the business of StarTrak are in good condition and repair, ordinary wear and tear excepted. StarTrak has good and marketable title to, or a valid reserved or similar interest in, its assets, free and clear of all liens and encumbrances, other than the lien for current taxes not yet due and payable and liens reflected in the StarTrak Financials. StarTrak has received no notice that the buildings and improvements owned or leased by StarTrak and the uses thereof contravene any zoning or building law or ordinance or violate any restrictive covenant. Each lease of real property creates a legal, valid and enforceable leasehold interest in favor of StarTrak, free and clear of all liens. To the best knowledge of StarTrak Primary Members no default or event of default on the part of StarTrak, as lessee or mortgagor, as the case may be, exists with respect to any lease or mortgage (and related loan documents) with respect to such real property.

                  3.14 Patents and Other Intangible Intellectual Assets. Except as shown on Schedule 3.14, StarTrak (i) has legal and equitable title to, or has by license or other grant, the right to use, free and clear of all liens, all proprietary technology or information, patents, both domestic and foreign, all registered and unregistered trademarks, trade names, service marks, certification marks, copyrights, and applications for any and all of the above used in the conduct of its business as now conducted; (ii) does not, to the best of the StarTrak Primary Members' or StarTrak's knowledge, infringe upon the patent, trademark, trade name, service mark, copyright or proprietary information rights of any third party in the conduct of its business as now conducted; (iii) is not obligated to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to any patent, trademark, trade name, service mark, certification mark, copyright or proprietary technology or information with respect to the use thereof or in connection with the conduct of its business or otherwise; (iv) has not licensed or granted any rights to any third parties under its patents, trademarks, trade names, service marks, certification marks, copyrights or proprietary technology or information used in the conduct of its business; (v) has no notice, knowledge or belief that any of StarTrak's patents, trademarks, trade names, service marks, certification marks or copyrights are invalid, and all registrations, where filed, are subsisting and are registered in the name of StarTrak; and (vi) has no notice, knowledge or belief that any of the technology or information used in the conduct of StarTrak's business was illegally obtained.

                  3.15 Catalogs and Promotional Literature. To the best of the StarTrak Primary Members' knowledge, neither the use nor the distribution of any advertising or promotional materials, including catalogs, violates, infringes or conflicts with any statutory or common law copyright, trademark, or other intellectual, proprietary, personal or other right of any person.

                  3.16 Products; Warranty Provisions.

                  (a) Other than the standard warranties of StarTrak or product manufacturer warranties, there are no product express warranties applicable to StarTrak's business. There is adequate provision in the StarTrak Financials for liabilities and obligations for damaged, defective or returned goods, or for replacement of goods.

                  (b) StarTrak has no pattern of claims or actions based upon allegations of the same or similar product defect for any of its products.

                  (c) Other than as reflected in the StarTrak Financials and the notes thereto, there has not been any material product recall, rework or retrofit relating to any line of product manufactured, shipped or sold by StarTrak , nor, to the StarTrak Primary Members' or StarTrak's knowledge, is there any basis for any such product recall, rework or retrofit.

                  3.17 Conflicts of Interest; Transactions with Principals. No officer, director or member of StarTrak and no affiliate (as defined under the Securities Act of 1933, as amended) of any such officer, director or member has, either directly or indirectly, (a) an interest in any corporation, partnership, proprietorship, association or other person or entity which furnishes or sells services or products to StarTrak or which purchases services or products from StarTrak or whose services or products are similar to those furnished or sold by StarTrak, or (b) a beneficial interest in any contract, agreement or commitment to which StarTrak may be bound.

                  3.18 Outstanding Indebtedness. StarTrak has no indebtedness for borrowed money (including deferred compensation) which StarTrak has directly or indirectly created, incurred, assumed or guaranteed, or with respect to which StarTrak has otherwise become directly or indirectly liable, other than as disclosed in the StarTrak Financials, or on Schedule 3.18.

                  3.19 Employees. Other than the employment contracts with Slifkin and Robinson generally in the form previously given to Alanco, StarTrak has no employment contracts with any of its employees which are not terminable at will or any consulting or independent contractor agreements with any individual or entity, and it does not have any collective bargaining agreements covering any of its employees. There are no employee or labor disagreements or union organization activities pending or, to the best knowledge of the StarTrak Primary Members, threatened between StarTrak and its employees, and StarTrak is not a party to any union or collective bargaining agreement. StarTrak complied in all material respects with all applicable federal and state equal employment opportunity laws and other laws related to employment. StarTrak is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with StarTrak, whether as a result of the transactions contemplated hereby or otherwise, nor does StarTrak have a present intention to terminate the employment of any of the foregoing. To the StarTrak Primary Members' and StarTrak's knowledge, no employee of StarTrak is in material violation of any term of any employment contract, patent, proprietary information disclosure agreement or any other contract or agreement relating to the right of any such employee to be employed by StarTrak because of the nature of the business conducted by StarTrak or for any other reason, and the continued employment by StarTrak of its present employees will not result in any such violation.
                  3.20 Employee Benefit Plans.

                  (a) Schedule 3.20 sets forth:

                  (i) all "employee welfare benefit plans," as defined in
Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other employee benefit arrangements or payroll practices, including, without limitation, sick leave, vacation pay, salary continuation for disability, severance hospitalization, medical insurance, and life insurance programs maintained by StarTrak or each trade or business under common control with StarTrak (as determined under Section 4001(b)(1) of ERISA, an "ERISA Affiliate") or to which StarTrak or any ERISA Affiliate has made contributions during the preceding five (5) years (the "Welfare Plans"); and

                  (ii) all "employee pension benefit plans," as defined in
Section 3(2) of ERISA, maintained by StarTrak or any ERISA Affiliate or to which StarTrak or any ERISA Affiliate has made contributions during the preceding five
(5) years thereunder, including, without limitation, retirement, pension, savings, profit sharing, severance and stock purchase programs (the "Pension Plans"). The Welfare Plans and Pension Plans are hereinafter collectively referred to as the "Employee Benefit Plans."

                  (b) No StarTrak Employee Benefit Plan is required to be qualified under ERISA or other applicable laws. There is no violation of ERISA with respect to the filing of any applicable reports, documents and notices regarding the Employee Benefit Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Employee Benefit Plans.

                  (c) StarTrak does not maintain retiree life or retiree health insurance plans which provide for continuing benefits or coverage for any participant or any beneficiary of a participant after termination of employment except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

                  (d) StarTrak is in compliance with the notice and continuation requirements of COBRA and the regulations thereunder.

                  (e) StarTrak has no formal plan or commitment to create any additional Employee Benefit Plans or arrangement or modify or change any existing Employee Benefit Plan, which would affect any employee or former employee of StarTrak.

                  (f) Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any rights under any of the Employee Benefit Plans becoming exercisable by the holders thereof or result in the creation or vesting of any rights in such holder under any of the Employee Benefit Plans, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any director, officer, employee or former employee of StarTrak.

                  3.21 Taxes. To the best knowledge of the StarTrak Primary Members, StarTrak has filed all federal, state, county, local and foreign tax returns, reports and forms for income, excise, social security, property, payroll, unemployment and other taxes which are required to be filed by it, including all sales tax returns ("Tax Returns"). StarTrak has paid, or adequate provision has been made on the StarTrak Financials for the payment of, all federal, state, county, local and foreign taxes, assessments, levies or duties, howsoever measured or imposed, and related interest and penalties, if any (collectively, "Taxes"). No Taxes in addition to those so paid or provided for shall be assessed or levied against or become due or payable by StarTrak on or after the Closing Date in respect to the period prior to and including the Closing Date. No unexpired waiver of the applicable statute of limitations with respect to any taxable year has been executed by StarTrak. There are no tax examinations or audits underway involving StarTrak.

                  3.22 No Sales or Conveyance Tax Due. No sales, use or other transfer or conveyance taxes are or will become payable by any of the parties to this Agreement as a consequence of the execution, delivery or performance of this Agreement or any of the Additional Agreements (as hereinafter defined), other than taxes based upon the net income of the parties.

                  3.23 Insurance. StarTrak has in place such fire, casualty, product liability, environmental liability and other insurance policies listed in Schedule 3.23. There are no material claims, actions, suits or proceedings arising out of or based upon any of such policies of insurance, and, to the knowledge of the StarTrak Primary Members and StarTrak, no basis for any such material claim, action, suit or proceeding exists. There are no notices of any pending or threatened terminations or substantial premium increases with respect to any of such policies, and to the best of the StarTrak Primary Members' knowledge StarTrak is in material compliance with all conditions contained therein.

                  3.24 Disposal of Waste. Neither StarTrak, nor any of StarTrak's employees, agents or contractors has disposed, spilled or deposited at any time on any of the properties previously or currently owned or leased by it, nor do the StarTrak Primary Members or StarTrak have any knowledge of such disposal, spill or deposit on any of the properties currently owned or leased by StarTrak, any "Hazardous Substance" in excess of the corresponding "Reportable Quantity" (as those terms are defined in the Comprehensive Environmental Response compensation and Liability Act, as amended ("CERCLA") or its state or local equivalent), oil or petroleum in excess of 100 kilograms, or "Hazardous Waste" in any quantity (as that term is defined in the Resource Conservation and Recovery Act, as amended, or its state or local equivalent), or disposed, spilled or deposited any Hazardous Substances, oil, petroleum, or Hazardous Waste (collectively, "Materials"), the nature, amount, or concentration of which would enable the United States Environmental Protection Agency or any state regulatory agency to undertake or require the removal or remediation of such Materials.

                  3.25 Other Environmental Matters. As to all operations relating to the business of StarTrak: (a) StarTrak has complied with all applicable federal, state and local laws, regulations, rulings and guidelines (collectively referred to as "Environmental Laws") in all material respects relating to any Materials used, generated, managed, handled, treated, stored or disposed of at, or moved or transported from, the sites where its business is conducted; (b) StarTrak has not received any written notices that it has been designated as a "Potentially Responsible Party," a "Responsible Party," (as those terms are defined, used or construed pursuant to CERCLA or its state or local counterparts) or a defendant in any action, suit or proceeding pursuant to any Environmental Law; (c)to the best of the StarTrak Primary Members' knowledge no Materials have been delivered to any site listed by the United States Environmental Protection Agency (i.e., CERCLA) or by any state as a site that actually or potentially requires investigation or remedial action; (d) StarTrak is not a party to, have received notice of, or, to the best of the StarTrak Primary Members' knowledge is aware of any actual or threatened litigation or administrative proceedings concerning environmental claims or liabilities; and
(e) there are no environmental studies or reports in the possession or control of StarTrak.

                  3.26 Compliance With Laws.

                  (a) StarTrak is in material compliance with and operates its business in accordance with all laws, rules and regulations applicable to or affecting it or the conduct of its business and has secured all governmental licenses, permits and approvals material to its business.

                  (b) Other than sales tax licensing and approvals to do business, no government licenses, permits or appraisals are otherwise issued to or relied upon by StarTrak to conduct its business.

                  3.27 Litigation. There is no action, suit, arbitration, proceeding or investigation pending or, to the best of the StarTrak Primary Members' knowledge threatened against StarTrak before any court or administrative agency, nor do the StarTrak Primary Members or StarTrak know or have any reason to know of any basis for any such action, proceeding or investigation. StarTrak has not received any opinion or memorandum or legal advice or notice from legal counsel to the effect that it is likely, from a legal standpoint, that it will incur any liability which may be material to its business.

                  3.28 Full Disclosure. The StarTrak Primary Members and StarTrak have fully provided Alanco with all the information which Alanco has requested for deciding whether to enter into this Agreement. Neither this Agreement nor any certificate or Schedule or other information furnished by or on behalf of the StarTrak Primary Members or StarTrak pursuant to this Agreement contains any untrue statement of a material fact or, when this Agreement and such certificates, Schedules and other information are taken in their entirety, omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         4.0 Private Placement Status; Representations and Warranties of the StarTrak Primary Members.

                  4.1 Each of the the StarTrak Primary Members, each with respect to himself or itself only, represent and warrant as follows and acknowledge and confirm that Alanco is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Alanco or on its behalf:

                           a. Each of the StarTrak Primary Members has such
knowledge and experience in financial and business matters, or has relied upon advisors who are so qualified, that he is capable of evaluating the merits and risks of the investment by him in Alanco as contemplated by this Agreement and is able to bear the economic risk of such investment for an indefinite period of time. Each of the StarTrak Primary Members has been furnished access to such information and documents as he or it have requested and has been afforded an opportunity to ask questions of and receive answers from representatives of Alanco concerning the business and financial condition of Alanco and the terms and conditions of this Agreement and the issuance of securities contemplated hereby.

                           b. Each of the StarTrak Primary Members is acquiring
the Alanco Common Stock for investment for his or its own account and not with a view to, or for resale in connection with, any distribution. Each understands that the Alanco Common Stock to be issued to him or it hereunder has not been registered under the Securities Act of 1933 ("Act") by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the accuracy of his representations expressed herein.

                           c. Each of the StarTrak Primary Members acknowledges
that unless a registration statement becomes effective with respect to the resale of the Alanco Common Stock, the Alanco Common Stock must be held until qualified for resale under the rules of the Securities Exchange Commission and may not be sold or offered for sale in the absence of an effective registration statement as to such securities under said Act and any applicable state securities laws or unless an exemption from such registration is available.

         (d) Each of the StarTrak Primary Members has had an opportunity to discuss the business, management and financial affairs of Alanco with its management and an opportunity to review the facilities of Alanco. Each understands that such discussions, as well as the written information provided by Alanco, were intended to describe the aspects of Alanco's business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

         (e) Each of the StarTrak Primary Members is a sophisticated investor with such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of a prospective investment in the Alanco Common Stock and capable of bearing the economic risks of such investment.

         (f) Each of the StarTrak Primary Members, both by himself and through his agents, have been solely responsible for the analysis of the merits and risks of an investment in the Alanco Common Stock; that in taking any action or performing any role relative to the arranging of the investment, they have acted solely in his interest, and that neither he nor any of his agents or employees have acted as an agent of Alanco, or as an issuer, underwriter, broker, dealer or investment advisor relative to the Alanco Common Stock.

         4.2. Legend. Each certificate representing the Alanco Common Stock shall be endorsed with the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY OTHER SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS COVERING SUCH SECURITIES, OR THE ISSUER RECEIVES EVIDENCE SATISFACTORY TO IT THAT ANOTHER EXEMPTION FROM REGISTRATION IS AVAILABLE.

Alanco shall not register a transfer of the Alanco Common Stock unless the conditions specified in the foregoing legend are satisfied. Alanco may instruct its transfer agent not to register the transfer of any of such securities, unless the conditions specified in the foregoing legend are satisfied.

         5.0 Representations and Warranties of Alanco. Alanco represents and warrants to the StarTrak Primary Members as follows, and acknowledges and confirms that the StarTrak Primary Members are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by the StarTrak Primary Members or on their behalf:

         5.1. Organization and Standing. Alanco is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, has all of the requisite corporate power and authority and has all of the licenses, permits, authorities and consents that are necessary to own, operate and lease its properties and to carry on its business as now being conducted and as proposed to be conducted. Alanco is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the property owned, leased or operated by Alanco or the nature of the business conducted by Alanco makes such qualification necessary. Neither Alanco nor any Subsidiary of Alanco is a party to or subject to any agreement, consent decree or order, or other understanding or arrangement with, or any directive of, any governmental authority or other person which imposes any restriction or otherwise affects in any material way the conduct of their business in any jurisdiction or location. "Subsidiary" shall mean, with respect to the Alanco, any entity of which Alanco (either alone or through or together with any other Subsidiary), owns, directly or indirectly, stock or other equity interests constituting more than 50% of the voting or economic interest in such entity, or the financial results of which are or are required to be consolidated with the Alanco under GAAP.

         5.2. Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of Alanco is set forth in the SEC Reports (as hereinafter defined). All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as disclosed in the SEC Reports, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Alanco Common Stock, or contracts, commitments, understandings or arrangements by which Alanco is or may become bound to issue additional shares of Alanco Common Stock, or securities or rights convertible or exchangeable into shares of Alanco Common Stock.

         5.3. Validity of Alanco Shares. The Alanco Shares, when issued, sold and delivered to the StarTrak Primary Members in accordance with this Agreement for the consideration expressed herein, will be validly issued, fully paid and nonassessable and will be free and clear of all liens.

         5.4 Authorization. Alanco has all the requisite legal and corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of Alanco and its officers, directors and stockholders necessary for the authorization, execution, delivery, and performance of all obligations of Alanco under this Agreement and for the authorization, issuance and delivery of the Alanco Common Stock to be issued under this Agreement by Alanco at Closing has been (or will be) taken prior to the Closing. Subsequent issuance of Alanco Common Stock for the issuance of stock following the Annual Shareholders Meeting in November or the Earn-outs must be approved by the Alanco Shareholders in the future. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of Alanco, enforceable in accordance with its terms.

         5.5 Governmental Consents. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Alanco in connection with the execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby other than filing of a notice of issuance of the Alanco Shares with NASDAQ. Based in part upon the accuracy of the Buyer's representations and warranties as set forth in Section 4, the sale and issuance of the Alanco Shares by Alanco in conformity with the terms of this Agreement is exempt from the registration requirements of all applicable federal and state securities laws.

         5.6 Compliance with Other Instruments. Neither Alanco nor any Subsidiary will be, as a result of the execution, delivery or performance of this Agreement, in violation of or default under any provision of its Articles of Incorporation or By-laws, as amended and in effect on date hereof, or of any provision of any instrument, contract or lease to which it is a party, or of any provision of any federal or state judgment, writ, decree, order, statute, rule, or governmental regulation applicable to Alanco or any Subsidiary.

         5.7 SEC Reports; Financial Statements. Alanco has filed with the United States Securities and Exchange Commission ("SEC") all reports, including amendments thereto, required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Alanco included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of Alanco and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements which are required to be disclosed in the SEC Reports have been disclosed in the SEC Reports.

         5.8 Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports and any news release issued by Alanco, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) Alanco has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Alanco's financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) Alanco has not altered its method of accounting or the identity of its auditors, except as disclosed in its SEC Reports, (iv) Alanco has not declared or made any dividend or distribution of cash or other property to its stockholders, except dividend on Alanco's outstanding Preferred Stock, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) Alanco has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Alanco stock-based plans.

         5.9 Title to Properties and Assets; Liens, etc. The properties and assets of Alanco and its Subsidiaries, both real, personal and mixed, tangible and intangible, necessary or useful to the operation of their business are in good condition and repair, ordinary wear and tear excepted. The properties and assets are being maintained in a state of good repair, and, in all respects, comply with and are operated in conformity with all applicable laws, ordinances, regulations, orders, permits and other requirements relating thereto adopted or currently in effect.

         5.10 Taxes. Alanco and its Subsidiaries have filed all federal, state, county, local and foreign tax returns, reports and forms for income, excise, social security, property, payroll, unemployment and other taxes which are required to be filed by them, including all sales tax returns with respect to direct sales made by Alanco or its Subsidiaries ("Tax Returns"). Alanco and its Subsidiaries have paid, or adequate provision has been made on the Alanco Financials for the payment of, all federal, state, county, local and foreign taxes, assessments, levies or duties, howsoever measured or imposed, and related interest and penalties, if any (collectively, "Taxes"). No unexpired waiver of the applicable statute of limitations with respect to any taxable year has been executed by Alanco or its Subsidiaries. There are no tax examinations or audits underway involving Alanco or any Subsidiary.

         5.11 Compliance With Laws.

         (a) Alanco and its Subsidiaries are in full compliance with all laws, rules and regulations applicable to or affecting them or the conduct of their business and have secured all governmental licenses, permits and approvals necessary to their business.

         (b) Other than sales tax licensing and corporate approvals to do business, no government licenses, permits or appraisals are otherwise issued to or relied upon by Alanco or its Subsidiaries to conduct their business.

         5.12 Litigation. Except as stated in the SEC Reports, there is no material action, suit, arbitration, proceeding or investigation pending or threatened against Alanco or any Subsidiary before any court or administrative agency, nor does Alanco know of any basis for any such action, proceeding or investigation. Neither Alanco or its Subsidiaries have received any opinion or memorandum or legal advice or notice from legal counsel to the effect that it is likely, from a legal standpoint, that it will incur any liability or disadvantage which may be material to their business.

         6.0 Pre-Closing Covenants.

                  6.1 Access to Information.

                  (a) From the date hereof to the Closing Date, StarTrak will
(i) afford to representatives of Alanco, including its counsel and auditors, during normal business hours, access to any and all of the assets and information with respect to the business of the StarTrak so that Alanco may have a reasonable opportunity to make such a full investigation of the assets and business of the StarTrak in advance of the Closing Date as Alanco shall reasonably desire, and (ii) will furnish to Alanco, either orally or by means of such records, documents, and memoranda as are available or reasonably capable of preparation, such information as Alanco may reasonably request.

                  (b) Alanco hereby acknowledges that the information to be provided by StarTrak is confidential and proprietary to StarTrak (the "Confidential Information"). Alanco hereby agrees that it will keep in confidence all Confidential Information that has been or may be provided by StarTrak, and that Alanco will use the same for the sole purpose of completing its due diligence inquiry of StarTrak. Alanco hereby agrees not to use or disclose the Confidential Information to any person except those of its employees and advisors who have a reasonable need to know such information to advise Alanco in connection with the transactions contemplated hereby. This
Section 6.1(b) shall be inoperative as to such portions of Confidential Information which (i) are or become generally available to the public, other than as a result of a disclosure by Alanco or its employees or advisors; (ii) become available to Alanco on a non-confidential basis from a third party who has the right to disclose the same; or (iii) were known to Alanco on a non-confidential basis prior to its disclosure by StarTrak or one of StarTrak's representatives. The obligations concerning confidentiality of information is intended to supplement any Confidentiality and Non-Disclosure Agreement between the parties, and not replace the same.

                  6.2 Interim Operations of the Business. Except as provided in
Schedule 6.2, the StarTrak Primary Members and StarTrak hereby covenant and agree that between the date hereof and the Closing Date, without the prior written consent of Alanco:

                  (a) StarTrak shall conduct its business diligently and in the ordinary course and in accordance with past practice, and use its best efforts to (i) preserve its business organization intact, and (ii) keep available the services of its present employees.

                  (b) StarTrak shall not mortgage or encumber any of its assets.

                  (c) Without the prior written consent of Alanco, StarTrak shall not enter into any new material contracts or agreements, or cancel, amend, modify adversely, waive any material rights under, assign, encumber or terminate any of the existing contracts or agreements.

                  (d) Without the prior written consent of Alanco, StarTrak shall not increase the compensation payable or to become payable to any employee, officer or director of StarTrak.

                  (e) StarTrak will not issue, sell or deliver, or authorize the issuance, sale or delivery of, any Units of any class or any securities convertible into or exercisable or exchangeable for any such Units, or any warrants, calls, options, stock appreciation rights or other rights calling for the issuance, sale or delivery of any such Units or convertible, exercisable or exchangeable securities.

                  6.3 Alanco Loan to StarTrak. Alanco shall loan to StarTrak $750,000 prior to the Closing upon the terms and conditions of a separate Loan Agreement between the parties.

                  6.4 Public Disclosure. As a public company, Alanco must issue timely press releases and make necessary SEC filings with respect to this transaction. Such releases and filings may be reviewed by the StarTrak Primary Members, but are not subject to the StarTrak Primary Members' prior approval.

         7.0 Additional Agreements. At the Closing, the following additional agreements (the "Additional Agreements") shall be executed and delivered by the parties thereto as applicable:

                  7.1 Alanco Guaranty. Upon the Closing, Alanco shall deliver to Tenix the Alanco Guaranty of the Tenix Note in the form of Exhibit "C" attached hereto.

                  7.2 Employment Option Agreements. Upon the Closing, Alanco shall grant to Slifkin and Robinson Employee Option Agreements to encourage their continued employment with StarTrak having an exercise price equal to the market price of Alanco Common Stock as of the Closing Date. The actual Employee Stock Option Agreements specifying said exercise price will be delivered to Slifkin and Robinson as soon as practicable following the Closing, but not later than ten days thereafter.

                  7.3 Covenants Not to Compete. Slifkin and Robinson, each individually, and Alanco shall enter into the Non-Competition and Non-Disclosure Agreements attached hereto as Exhibits "D-1" and "D-2", respectively.

                  7.4 Cronus Fee. Cronus Partners LLC ("Cronus"), Slifkin, Robinson and Alanco have executed an agreement with respect to a fee due to Cronus in connection with the Merger (the "Cronus Agreement"). In accordance with the Cronus Agreement, Alanco shall be responsible for an initial cash payment of $150,000 as well as a subsequent payment of $214,000 to be represented by Alanco's promissory note to be delivered to Cronus at Closing, which note shall be payable as indicated therein, without interest, in cash, or upon Alanco's option, in restricted shares of Alanco's Common Stock with each share valued for such purpose at the average NASDAQ closing market price for Alanco Common Stock for the five (5) trading days immediately preceding the issuance date of such stock. An additional amount of $150,000 shall be paid by Slifkin and Robinson to Cronus at Closing (which amount will be advanced to them by Alanco at the Closing to be credited against other obligations owed to them by StarTrak).

         8.0 Agreement Expenses. Each of the parties shall bear their own expenses in connection with the transactions covered or contemplated by this Agreement (except that none of the expenses of the StarTrak Primary Members shall be allocated to StarTrak). Each of the parties represent each to the other parties that each has had no dealings with any broker, finder or other party concerning Alanco's acquisition of StarTrak except Cronus, to whom Slfkin, Robinson and Alanco shall pay a commission pursuant to a separate agreement between them and Cronus, including Alanco's portion as described in section 7.5 above. Each party hereby agrees to indemnify and hold the other parties harmless from all loss, cost, damage or expense (including reasonable attorney's fees) incurred by another party as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party, other than Cronus. The representations and warranties contained in this section shall survive the Closing.

         9.0 Conditions Precedent to Closing.

                  9.1. Conditions to the Obligations of Alanco. The performance of the obligations of Alanco hereunder is subject to the fulfillment, or waiver by Alanco, on or before the Closing Date of the following conditions:

                  (a) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement by the StarTrak Primary Members and StarTrak and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken, and each shall have full power and right to consummate the transactions contemplated hereby and thereby.

                  (b) Conduct of Business in Ordinary Course. To the Closing Date, StarTrak shall have conducted its business only in the ordinary course, consistent with the past practices, except for actions expressly permitted or required by this Agreement, matters incident to carrying out this Agreement, or such further matters as may be consented to in writing by Alanco.

                  (c) Consents and Approvals. The StarTrak Primary Members and StarTrak shall have obtained all material consents, authorizations, orders or approvals and waivers and given such notices as may be necessary to consummate the transactions contemplated hereby, including but not limited to (i) the consent of the landlord with respect to the lease of StarTrak's business premises, if required by the terms of the lease agreement, (ii) the consent to the transactions contemplated hereby of the parties to all material agreements under which StarTrak would otherwise be in default as a result of the transactions contemplated hereby, and (iii) any filings or registrations with any federal, state or local governmental commission, board or other regulatory body which is required for or in connection with the execution, delivery, and performance of this Agreement and the Additional Agreements and the consummation of the transactions contemplated hereby.

                  (d) No Litigation or Legislation. No federal, state, local or foreign statute, rule or regulation shall have been enacted or litigation, proceeding, government inquiry or investigation commenced or threatened which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions or adversely affects the desirability of consummating the transactions contemplated hereby and by the Additional Agreements.

                  (e) Accuracy of Representations and Warranties. Each of the representations and warranties of the StarTrak Primary Members and StarTrak set forth in Sections 3 and 4 hereof shall be true and correct in all material respects on and as of the Closing Date, except as may be disclosed to Alanco in writing on or before the Closing Date.

                  (f) Completion of Audit. The audit of the StarTrak Financials for the years ending December 31, 2004 and 2005 shall have been completed to the satisfaction of Alanco and its auditor complying with the requirement of the Securities Exchange Commission.

                  (g) Consent for Change of Control in Slifkin's and Robinson's existing Employment Agreements. Slifkin and Robinson shall each have given their written consent to the Change of Control of StarTrak (as defined in their existing Employment Agreements) so that the acquisition of StarTrak by Alanco shall not constitute "Good Reason" for their termination of such Employment Agreements under section 1.7.5 thereof.

                  (h) Delivery of Closing Documents. Alanco shall have received the closing documents set forth in Section 11.1 hereof.

                  (i) No Adverse Change. There shall not have occurred a Material Adverse Change to StarTrak.

                  9.2 Conditions to the Obligations of StarTrak Primary Members. The performance of the obligations of the StarTrak Primary Members hereunder is subject to the fulfillment, or waiver by the StarTrak Primary Members, on or before the Closing Date of the following conditions:

                  (a) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby and thereby, shall have been duly and validly taken by Alanco, and Alanco shall have full power and right to consummate the transactions contemplated hereby and thereby.

                  (b) No Litigation or Legislation. No federal, state, local or foreign statute, rule or regulation shall have been enacted or litigation, proceeding, government inquiry or investigation commenced or threatened which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions or adversely affects the desirability of consummating the transactions contemplated hereby and thereby.

                  (c) Accuracy of Representations and Warranties. Each of the representations and warranties of Alanco set forth in Section 5 hereof shall be true and correct in all respects on the Closing Date except as may be modified by Alanco in its Public Reports. (As a public reporting company, Alanco cannot issue changes or notices concerning its financial statements or activities except as may be issued by Alanco through its regular public channels, including the filing of a Form 8-K when appropriate.)

                  (d) Delivery of Closing Documents. the StarTrak Primary Members shall have received the closing documents set forth in Section 11.2 hereof.

                  (e) No Adverse Change. There shall not have occurred a Material Adverse Change to Alanco.

                  (f) Working Capital. Following the execution hereof, Alanco shall have initiated financing arrangements for adequate monies to fund obligations of StarTrak due at the Closing and for the forty (45) day period thereafter satisfactory to Slifkin and Robinson in accordance with section 2.4 above.

                  9.3. Option to Terminate. In the event any of the conditions precedent to the obligation of either of the parties to consummate the transactions contemplated hereby is not satisfied and/or waived on or before the Closing Date, then any party whose obligation is subject to such conditions shall have the right to terminate this Agreement by written notice to the other party. Upon the effective date of any termination made pursuant to this Section 9.3, none of the parties to this Agreement shall have any further liability or obligation to the other parties hereunder, unless otherwise specifically stated.

         10.0 Closing: Effective Date. The closing ("Closing") shall occur at the office of legal counsel for StarTrak, Lowenstein Sandler PC, 65 Livingstone Avenue, Roseland, NJ 07068 at 10:00 a.m. on June 30, 2006, or such other time as the parties mutually agree (the "Closing Date"). The Closing shall constitute the acts which take place on the Closing Date by which the transactions contemplated by this Agreement are consummated. Effective upon the Closing Date, the shares of STAC shall be automatically converted into one Membership Unit in StarTrak and the previously outstanding Membership Units in StarTrak shall be automatically converted into shares of Alanco Common Stock or the right to receive shares of Alanco Common Stock as described in this Agreement (the "Effective Date"). If the actual Closing Date occurs on a date other than June 30, 2006, for accounting and income tax purposes, the Effective Date shall be deemed to have occurred at 12:00 noon EDT, on June 30, 2006.

         11.0 Closing Documents. On the Closing Date, the parties shall exchange documents as follows:

                  11.1 Delivery by the StarTrak Primary Members.  The
StarTrak Primary Members shall deliver, or cause StarTrak to deliver to Alanco:

                  (a) A copy of the resolutions duly adopted by the governing authority of StarTrak authorizing and approving the execution, delivery and performance of this Agreement and the applicable Additional Agreements, and the execution and delivery of any and all other documents and agreements contemplated hereunder and thereunder, certified by an appropriate officer of StarTrak, as applicable.

                  (b) A certificate signed by the StarTrak Primary Members to the effect that the StarTrak Primary Members and StarTrak have fully performed all of their pre-closing commitments hereunder and that all their warranties and representations contained herein continue to be true and accurate as of the Closing Date, except as disclosed to Alanco in writing on or before the Closing Date, or as may be modified by the results of the audit of StarTrak's books and records.

                  (c) The Additional Agreements.

                  (d) Written evidence reasonably satisfactory to Alanco that the StarTrak Primary Members have obtained all necessary governmental or regulatory approvals for the transactions contemplated hereby.

                  (e) Such further instruments or documents as Alanco or its counsel may reasonably request to assure the effective carrying out of the transactions contemplated hereby.

                  11.2. Delivery by Alanco. Alanco shall deliver to the StarTrak Primary Members:

                  (a) A copy of the resolutions duly adopted by the Board of Directors of Alanco authorizing and approving the execution, delivery and performance of this Agreement and the applicable Additional Agreements, and the execution and delivery of any and all other documents and agreements contemplated hereunder and thereunder, certified by the Secretary or an Assistant Secretary of Alanco.

                  (b) A certificate signed by Alanco to the effect that Alanco has fully performed all of Alanco's pre-closing commitments hereunder and that all of Alanco's warranties and representations contained herein continue to be true and correct as of the Closing Date, except that the Alanco Financials shall be true and correct as of the dates thereof and as modified by any Public Reports issued thereafter by Alanco.

                  (c) A copy of the letter of instructions to Alanco's transfer agent (original to be sent to the transfer agent) requesting the prompt issuance and delivery to the StarTrak Members stock certificates representing the 5,000,000 shares, aggregately, of Alanco Common Stock to be issued to the StarTrak Members upon conversion of their Membership Units in StarTrak.

                  (d) The Additional Agreements.

                  (e) All monies to be paid or advanced to StarTrak by Alanco hereunder to allow StarTrak to pay its obligations then to be paid by StarTrak, including $500,000 to be paid to Tenix at Closing.

                  (f) Such further instruments or other documents as StarTrak, the StarTrak Primary Members or their counsel may reasonably request to assure the effective carrying out of the transactions contemplated hereby.

                  11.3 Filing of Certificate or Plan of Merger. Upon Closing, or as promptly as possible thereafter, the parties shall cooperated in filing an appropriate Plan of Merger with the Arizona Corporation Commission and a Certificate of Merger with the Office of the Delaware Secretary of State as required by the statutes of said states for the consummation of the Merger.

                  11.4 Form of Closing Documents. All closing documents shall be in form and substance reasonably satisfactory to counsel for the respective parties.

                  11.5 Additional Documents. The parties further agree that at any time subsequent to the Closing Date, they will, upon request and at the expense of the requesting party, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, conveyances, powers of attorney or assurances as may be required for the better assigning, transferring, granting, conveying and assuring to the parties any of the transactions contemplated herein.

         12.0     Post-Closing Agreements.

                  12.1 Short-Term Financial Requirements. Alanco shall provide capital as set forth in section 2.5 adequate to retire the StarTrak Short Term Liabilities as shown on Schedule 2.5 attached hereto.

                  12.2 Additional Financial Requirements. Alanco shall further provide adequate financing to StarTrak to enable StarTrak to achieve its financial performance projections as presented in Exhibit "A" attached hereto.

                  12.3 Other Employee Option Agreements. Within thirty (30) days following the Closing, Alanco shall execute and deliver Employee Stock Option Agreements for an aggregate of 2,500,000 to the employees of StarTrak other than Slifkin and Robinson, which options agreements shall be issued under and conform to the requirements of Alanco's Employee Stock Option Plans.

                  12.4 Alanco Board Membership. Promptly following the Closing, Slifkin shall be elected (by the Alanco Board of Directors) as a director to serve on the Alanco Board of Directors. The current Alanco Board intends to nominate Slifkin for election to the Board for at least two consecutive one-year terms.

                  12.5 Alanco Shareholder Approval. The management of Alanco shall use their best efforts to obtain the approval of the Alanco shareholders with respect to allowance of the issuance of Alanco Common Stock with respect to the additional shares to be issued subsequent to the Closing Date in accordance with sections 2.2b, 2.3b and 2.4b above and the Earn-Out Payments as described in sections 2.3c and 2.3d above. Such approval shall be sought at Alanco's next Annual Meeting of Shareholders to be held in November or December of 2006.

                  12.6 Registration of Shares. As soon after the Closing as practicable, but in no event more than ninety (90) days following the Closing, Alanco shall file an S-3 registration statement under the Securities Act of 1933 with respect to 1,000,000 shares of Alanco Common Stock issued to each of Slifkin and Robinson, and 875,000 shares of Alanco Common Stock to be paid to Tenix at Closing (2,875,000 aggregately), and use its best efforts to have the registration statement declared effective by the SEC as soon as possible thereafter. All expenses of registering said shares shall be borne by Alanco, excluding underwriting commissions, if any. In addition, Alanco agrees that in the event Alanco files a registration statement with respect to Alanco's Common Stock under the Securities Act of 1933 following issuance to Tenix of the shares of Alanco Common Stock to be issued to Tenix in accordance with Section 2.2b above (other than in connection with an exchange offer or a registration statement on Form S-4 or S-8 or other similar registration statements not available to register Tenix' Alanco Common Stock), Alanco shall include in such registration statement said shares issued to Tenix. All additional expenses of registering said shares shall be borne by Alanco, excluding underwriting commissions, if any.

         13.0 Indemnification.

                  13.1 By the StarTrak Primary Members. Each of the StarTrak Primary Members, severally and not jointly and severally, agree to pay, protect and defend and does hereby indemnify, and hold harmless Alanco, Alanco's Subsidiary, and their officers, directors, employees, agents, successors and assigns, against and in respect to any claims, losses, expenses, obligations and liabilities, including reasonable attorney's fees, which arise or result from or relate to any breach of or failure by the StarTrak Primary Members or StarTrak to perform any of their warranties, representations, guarantees, commitments, covenants, or conditions under this Agreement ("Losses"). Alanco shall not be entitled to receive any indemnification payments hereunder until the aggregate amount of Losses incurred by Alanco exceed $50,000 (the "Basket Amount"), whereupon Alanco shall be entitled to receive indemnity payments equal to the amount by which such aggregate amount of Losses exceeds the Basket Amount. If the StarTrak Primary Member against whom indemnification is sought had knowledge, as of the Closing, of the breach of warranty or representation for which indemnification is sought, the maximum amount of indemnification payments which Alanco shall be entitled to receive hereunder, shall not exceed the value of the consideration to be paid by Alanco to such indemnifying StarTrak Primary

Member under this Agreement for such StarTrak Primary Member's StarTrak Units, and if the StarTrak Primary Member against whom indemnification is sought had no knowledge, as of the Closing, of the breach of warranty or representation for which indemnification is sought, the maximum amount of indemnification payments which Alanco shall be entitled to receive hereunder, shall not exceed one-half of the value of the consideration to be paid by Alanco to such indemnifying StarTrak Primary Member under this Agreement for such StarTrak Primary Member's StarTrak Units, said value of the consideration paid by Alanco, in either case, to be determined based upon the value of the Alanco Common Stock as of the time it was issued to the indemnifying StarTrak Primary Member (the "Indemnity Cap"). Indemnification shall be limited to the amount of any Loss that remains after deducting therefrom any insurance proceeds or any indemnity, contribution or other similar payment actually recovered (net of out-of-pocket costs incurred in connection with such recovery) by Alanco from any insurer or third party with respect thereto. Any indemnification payment made pursuant hereto shall be payable either (i) as a credit against any monies owed by StarTrak to the indemnifying StarTrak Primary Member after the Closing, if any, or (ii) if no monies are owed, then either in cash, or at the option of the indemnifying Member, in shares of Alanco*s Common Stock, such stock to be valued at the higher of (X) the price of such stock as of the Closing if received by the StarTrak Primary Member at Closing, or if received by the StarTrak Primary Member later, then at the value set forth in this Agreement for such stock, or
(Y) the market value of such stock at the time that it is tendered to Alanco in payment of an indemnity obligation determined for such purpose equal to the average NASDAQ closing market price for Alanco Common Stock for the five (5) trading days immediately preceding the tender date. From and after the Closing, the remedies provided in this Section 13.1 shall be the sole recourse of Alanco for all Losses based upon, arising from or relating to any breach of any representation, warranty or covenant contained in this Agreement or in any document delivered pursuant hereto. Notwithstanding anything in this section
13.1 to the contrary (other than the limitation to several and not joint and several liability), nothing herein shall limit Alanco*s right to seek and obtain any equitable relief to which it may be entitled or to seek any remedy on account of any fraud, willful misconduct, or lack of ownership of the StarTrak Membership Units owned by the StarTrak Primary Members.

                  13.2 By Alanco. Alanco agrees to pay, protect and defend and hereby indemnifies and holds harmless the StarTrak Primary Members and their officers, directors, employees, agents, successors and assigns, against and in respect to any claims, losses, expenses, costs, obligations and liabilities, including reasonable attorney's fees, which the StarTrak Primary Members may incur or suffer by reason of a breach of or failure by Alanco to perform any of its warranties, representations, guarantees, commitments or covenants in this Agreement ("Losses"). The StarTrak Primary Members shall not be entitled to receive any indemnification payments hereunder until the aggregate amount of Losses incurred by them exceed $50,000 (the "Basket Amount"), whereupon the StarTrak Primary Members shall be entitled to receive indemnity payments equal to the amount by which such aggregate amount of Losses exceeds the Basket Amount on a pro rata basis as among the StarTrak Primary Members. If Alanco had no knowledge of the breach of warranty or representation for which indemnification is sought, the maximum amount of indemnification payments which Alanco may be obligated hereunder, shall not exceed one-half of the value of the Units in StarTrak currently owned by the StarTrak Primary Members as measured by the consideration to be paid by Alanco to them under this Agreement for such Units (the "Indemnity Cap"). Indemnification shall be limited to the amount of any Loss that remains after deducting therefrom any insurance proceeds or any indemnity, contribution or other similar payment actually recovered (net of out-of-pocket costs incurred in connection with such recovery) by Alanco from any insurer or third party with respect thereto. From and after the Closing, the remedies provided in this Section 13.2 shall be the sole recourse of the StarTrak Primary Members for all Losses based upon, arising from or relating to any breach of any representation, warranty or covenant contained in this Agreement or in any document delivered pursuant hereto. Nothing herein shall limit the StarTrak Primary Members' right to seek and obtain any equitable relief to which he or it may be entitled or to seek any remedy on account of any fraud or willful misconduct.

                  13.2 Survival. All representations, warranties, covenants and agreements shall survive the Closing. All representations and warranties contained in this Agreement shall terminate and expire at 5:00 p.m., New York City time, on the first anniversary of the Closing. Any and all claims for indemnification hereunder must be brought within 60 days after such anniversary or be time barred.

                  13.3 Procedure for Indemnification.

                           a. The party making a claim for indemnification under
this Section 13 is referred to as the "Indemnified Party," and the party against whom such claims are asserted under this Section 13 is referred to as the "Indemnifying Party." All claims by any Indemnified Party under this Section 13 shall be asserted and resolved as follows:

                           b. Notice of Asserted Liability. Promptly after
receipt by the Indemnified Party of notice of the commencement of any action or proceeding, the assertion of any claim by a third party, the imposition of any penalty or assessment or a claim not involving a third party for which the Indemnified Party seeks to be indemnified that may result in a Loss (each, an "Asserted Liability"), the Indemnified Party shall give written notice of such Asserted Liability (the "Claims Notice") to the Indemnifying Party. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of their indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure or actually incurs an incremental out-of-pocket expense by reason of such failure. The Claims Notice shall describe the Asserted Liability in reasonable detail, including (i) the representation, warranty, covenant or agreement that is alleged to have been inaccurate or to have been breached, (ii) the basis for such allegation, including the provision of supporting documentation and (iii) if known, the aggregate amount of the Losses for which a claim is being made under this Section 13 or, to the extent that such Losses are not known or have not been incurred at the time such claim is made, an estimate, to be prepared in good faith and accompanied by supporting documentation, of the aggregate potential amount of such Losses.

                           c. Non Third Party Claims. If the Claims Notice from
the Indemnified Party pertains to an Asserted Liability other than a claim or demand from a third party, then the Indemnifying Party shall have 30 days following receipt of the Claims Notice to make such investigation at the expense of the Indemnifying Party of the Asserted Liability as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Indemnified Party agrees to make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Asserted Liability. If the Indemnified Party and the Indemnifying Party agree at or prior to the expiration of said 30-day period (or any mutually agreed upon extension thereof) on the validity and amount of such Asserted Liability, the Indemnifying Party shall promptly pay to the Indemnified Party the full amount of the claim in the manner provided for hereunder. If the Indemnified Party and the Indemnifying Party do not agree at or prior to the expiration of said 30 day period (as such period may be extended by mutual agreement) on the validity and amount of such Asserted Liability, then each of the Indemnified Party and the Indemnifying Party may pursue the remedies available under this Agreement.

                           d. Opportunity to Defend Third Party Claims.

                                    (i) If the Claims Notice pertains to an
Asserted Liability that relates to a claim or demand from a third party, the Indemnifying Party may elect to compromise, negotiate or defend, at its own expense and by its own counsel, such Asserted Liability.

                                    (ii) If the Indemnifying Party elects to
compromise or defend such Asserted Liability, it shall promptly notify the Indemnified Party in writing of its intent to do so, and the Indemnified Party, at the expense of the Indemnifying Party, shall cooperate in the compromise of, or defense against, such Asserted Liability.

                                    (iii) If the Indemnifying Party elects not
to compromise or defend such
Asserted Liability, fails to promptly notify the Indemnified Party in writing of its election as provided in this Agreement, or otherwise abandons the defense of such Asserted Liability, the Indemnified Party may pay, compromise or defend such Asserted Liability and seek indemnification for any and all Losses based upon, arising from or relating to such Asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnified Party shall settle or compromise any Asserted Liability without the prior written consent of the other unless all claimants shall provide an unqualified release to the Indemnifying and Indemnified Parties.

                                    (iv) The Indemnified Party shall have the
right to participate in the defense of any Asserted Liability with counsel selected by it and reasonably satisfactory to the Indemnifying Party subject to the Indemnifying Party*s right to control the defense. The fees and disbursements of one such counsel (and any necessary local counsel) shall be at the expense of the Indemnified Party; provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be liable for the reasonable legal fees and expenses of one separate counsel to all of the applicable Indemnified Parties (in addition to one local counsel in each jurisdiction that may be necessary or appropriate). If the Indenmifying Party chooses to defend any Asserted Liability, the Indemnified Party shall make available to the Indemnifying Party any personnel, books, records or other documents within its control that are reasonably necessary or appropriate for such defense.

         14.0 Benefits of this Agreement. Nothing in this Agreement shall be construed to give any benefits to any person (including, without limiting the generality of the foregoing, any present or former employee of StarTrak) or corporation or other entity, other than the parties hereto, and this Agreement shall be for the sole and exclusive benefit of the parties hereto.

         15.0 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors, heirs, executors, administrators and permitted assigns of the parties hereto. This Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties.

         16.0 Notices. Any notice or demand to be given by any party shall be given in writing and delivered in person; by courier service during days other than legal holidays; by facsimile transmission between 8:00 a.m. and 5:00 p.m., local time of the recipient; or by certified mail, postage prepaid, to the recipient at their respective addresses set forth below. Any such notices or demands shall be deemed effective on the date of receipt if delivered in person, by courier service or by facsimile transmission posting, and three business days following posting if mailed by certified mail, provided, however, any notice sent by facsimile transmission shall be given by overnight delivery or other personal delivery on the next business day. Any recipient may change its address for notices by notice given in accordance herewith.


         (a) If to Alanco:

             Alanco Technologies, Inc.
             15575 North 83rd Way, Suite 3
             Scottsdale, AZ 85260
             Atttn: Robert R. Kauffman, President
             (Facsimile Number (480) 607-1515)

             with a copy to:

             Steven P. Oman, Esq.
             8664 E. Chama Road
             Scottsdale, AZ 85255
             (Facsimile Number (480) 348-1471)

         (b) If to Tenix:

             Tenix Holding Inc.
             c/o Tenix Pty Ltd
             141 Walker Street
             North Sydney NSW 2060
             Australia
             (Facsimile Number +612 9963 9690)
             with a copy to:

             Charles J. Johnson, Esq.
             Choate Hall & Stewart LLP
             Two International Place
             Boston, MA 02110
             (Facsimile Number (617) 248-4000)

         (c) If to Slifkin:

             Timothy P. Slifkin
             47-A Lake Road
             Morristown, NJ 07960
             (Facsimile Number (206) 984-9625)

             with a copy to:

             Gary Kull
             Carroll McNulty & Kull
             120 Mountain View Boulevard
             Post Office Box 650
             Basking Ridge, New Jersey 07920
             (Facsimile Number (908) 848-6310)

         (d) If to Robinson:

             Thomas A. Robinson
             3 Connet Lane
             Chester, NJ 07945
             (Facsimile Number (973) 543-3791)

         (e) If to StarTrak:

             StarTrak Systems, LLC
             106 American Road
             Morris Plains, NJ 07950
             ATTN: Timothy P. Slifkin
             (Facsimile Number (973) 993-1765)

             with a copy to:

             Lowenstein Sandler PC
             65 Livingstone Avenue
             Roseland, NJ 07068
             Attn: Anthony O. Pergola
             (Facsimile Number (973) 597-2445)

         17.0 Severability. In the event any covenant, condition or other provision of this Agreement is held to be invalid or unenforceable by a final judgment of a court of competent jurisdiction, then such covenant, condition or other provision shall be automatically terminated and performance thereof waived, and such invalidity or unenforceability shall in no way affect any of the other covenants, conditions or provisions hereof, and the parties hereto shall negotiate in good faith to agree to such amendments, modifications or supplements of or to this Agreement or such other appropriate actions as, to the maximum extent practicable, shall implement and give effect to the intentions of the parties as reflected herein.

         18.0 Entire Agreement. This Agreement and the Additional Agreements contain all of the terms agreed upon by the parties with respect to the subject matter hereof and thereof and there are no representations or understandings between the parties except as provided herein and therein. This Agreement may not be amended or modified in any way except by a written amendment to this Agreement duly executed by the parties.

         19.0 Waiver. No waiver of a breach of, or default under, any provision of this Agreement shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any other provision or condition of this Agreement.

         20.0 Applicable Law. This Agreement shall be governed by and construed (both as to validity and performance) and enforced in accordance with the laws of the State of Arizona.

         21.0 Attorneys' Fees. In any action brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and costs as determined by the court and not the jury.

         22.0 Equitable Relief. The parties agree that the remedies at law for any breach of the terms of this Agreement are inadequate. Accordingly, the parties consent and agree that an injunction may be issued to restrain any breach or alleged breach of such provisions. The parties agree that terms of this Agreement shall be enforceable by a decree of specific performance. Such remedies shall be cumulative and not exclusive, and shall be in addition to any other remedies which the parties may have at law or in equity.

         23.0 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, but all of such counterparts taken together shall be deemed to constitute one and the same instrument. No party shall be bound until each party has signed at least one (1) such counterpart.


                         (See next page for signatures)

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their respective names as of the day and year first above written.

ALANCO TECHNOLOGIES, INC.
an Arizona corporation


By: /s/ John A Carlson
    --------------------------------------
  Its: Senior Vice President & CFO
       -----------------------------------


ST ACQUISITION CORPORATION
an Arizona corporation


By:
    --------------------------------------

  Its:
      ------------------------------------

/s/ Timothy P. Slifkin
------------------------------------------
TIMOTHY P. SLIFKIN
/s/ Thomas A. Robinson
------------------------------------------
THOMAS A. ROBINSON


STARTRAK SYSTEMS, LLC
a Delaware limited liability company


By: /s/ Timothy P. Slifkin
    --------------------------------------
    Timothy P. Slifkin, Chief Executive Officer


TENIX HOLDING, INC.
a Delaware corporation


By: /s/
    --------------------------------------

   Its: ----------------------------------

EXHIBITS:

A        StarTrak Projected Income Statement
B        Tenix Note
C        Alanco Guaranty
D-1      Agreement Not to Compete of Timothy P. Slifkin
D-2      Agreement Not to Compete of Thomas A. Robinson


SCHEDULES:

2.6      StarTrak Short Term Liabilities
3.2      StarTrak Certificate of Formation and Operating Agreement
3.8      StarTrak Financials
3.9      Undisclosed Liabilities
3.10     Changes
3.14     Patent Exceptions
3.18     Indebtedness
3.20     Employee Benefit Plans
3.23     Insurance Policies

                                   EXHIBIT "A"





                       StarTrak Projected Income Statement

                        (To be supplied upon SEC request)

                                                                    EXHIBIT "B"
                                 PROMISSORY NOTE
$2,000,000.00                                         Morris Plains, New Jersey
                                                                  June 21, 2006


FOR VALUE RECEIVED, the undersigned, STARTRAK SYSTEMS, LLC, a Delaware limited liability company ("Maker"), promises to pay to the order of TENIX HOLDINGS, INC., a Delaware corporation ("Holder"), having an address at c/o Tenix Pty Ltd, 141 Walker Street, North Sydney NSW 2060 Australia, or such other place as Holder may designate in writing, in lawful money of the United States of America, the principal sum of Two Million and no/100ths Dollars ($2,000,000.00), without interest, as follows:

    A.   The principal balance of this Note shall not bear interest.

    B. Maker shall pay the Holder a principal payment in the amount of $500,000.00 upon the Closing of the Acquisition Agreement between Maker and Alanco Technologies, Inc., an Arizona corporation ("Alanco"), pursuant to which Alanco will acquire all of the issued and outstanding membership units of Maker. It is anticipated that such closing will occur on or about June 30, 2006.

    C. The remaining principal balance shall be due and payable in full on December 31, 2007 (the "Maturity Date"), or earlier as provided for herein.

         If any payment provided for herein is not paid when due, each such delinquent payment, including the entire principal balance, shall bear interest at a rate (the "Default Rate") which shall be twelve (12%) per annum, such interest being due from the due date of the delinquent payment until the date of receipt by Holder of the delinquent payment.

         Maker may prepay this Note, in full or in part, at any time, without premium or penalty. The outstanding principal balance shall become immediately due and payable in the event of (i) any petition or application for a custodian, as defined by Title 11, United States Code, as amended from time to time (the "Bankruptcy Code") or for any form of relief under any provision of the Bankruptcy Code or any other law pertaining to reorganization, insolvency or readjustment of debt is filed by or against Maker or any guarantor hereof, or their respective assets or affairs; (ii) Maker or any guarantor hereof makes an assignment for the benefit of creditors, is not paying debts as they become due, or is granted an order for relief under any chapter of the Bankruptcy Code;
(iii) a custodian, as defined by the Bankruptcy Code, takes charge of any property of Maker or any guarantor hereof; (iv) any material garnishment, attachment, levy or execution is issued against any of the property or effects of Maker or any guarantor hereof; or (v) the dissolution or termination of existence of Maker or any guarantor hereof.

         It is agreed that time is of the essence hereof. The failure to exercise any right or remedy hereunder shall in no event be construed as a waiver or release of such rights and remedies or of the right to exercise them at any later time.

         The Maker, endorsers, guarantors, and all other persons liable or to become liable for all or any part of the indebtedness evidenced hereby, jointly and severally waive all applicable diligence, presentment, protest and demand, and also notice of protest, of demand, of nonpayment, of dishonor and of maturity and recourse to suretyship defenses generally; and they also jointly and severally hereby consent to any and all renewals or extensions hereof, and further agree that any such renewal or extension hereof, or the release or substitution of any security for the indebtedness evidenced hereby or any other indulgences shall not affect the liability of any of such parties for the indebtedness evidenced by this Note. Any such renewals or extensions may be made without notice to any of such parties.

         In any action brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and costs as determined by the court and not the jury.

         All endorsers, guarantors, and all other persons liable or to become liable on this Note, agree that, without notice to or consent from any of them and without affecting their obligations hereunder, (a) this Note may from time to time be extended or renewed; (b) any of the provisions of this Note may be waived or any departure herefrom consented to or any other forbearance or indulgence exercised with respect thereto; (c) any collateral now or hereafter securing this Note may be exchanged, substituted, realized upon, released, compromised, extended or otherwise dealt with or disposed of.

         Whenever used herein, the words "Maker" and "Holder" shall be deemed to include their respective heirs, personal representatives, successors and assigns. This Note shall be governed by and construed in accordance with the laws of the State of New Jersey.

         IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

STARTRAK SYSTEMS, LLC
a Delaware limited liability company


By:
    --------------------------------------------
     Timothy P. Slifkin, Chief Executive Officer

                                                                   EXHIBIT "C"
                  COMMERCIAL UNCONDITIONAL CONTINUING GUARANTY


-------------------------------------------------------------------------------

BORROWER:         STARTRAK SYSTEMS, LLC
                  106 American Road
                  Morris Plains, NJ 07950


GUARANTOR:        ALANCO TECHNOLOGIES, INC.
                  15575 N. 83rd Way, Suite 3
                  Scottsdale, AZ 85260


LENDER:           TENIX HOLDING, INC.
                  c/o Tenix Pty Ltd
                  141 Walker Street
                  North Sydney NSW 2060
                  Australia

-------------------------------------------------------------------------------

         AMOUNT OF GUARANTY. The amount of this Guaranty is One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00), the amount of any other obligations under the Note, and costs and expenses, including Lender's attorney's fees in collecting such sums and such sums as are otherwise set forth hereinafter.

         CONTINUING GUARANTY. For good and valuable consideration, the above identified Guarantor ("Guarantor") absolutely and unconditionally, guarantees and promises to pay to TENIX HOLDING, INC. ("Lender") or its successors and assigns, in legal tender of the United States of America, the Indebtedness (as the term is defined below) of STARTRAK SYSTEMS, LLC ("Borrower") to Lender on the terms and conditions set forth in this Guaranty. The obligations of Guarantor under this Guaranty are primary, continuing and irrevocable.

         DEFINITIONS. The following words shall have the following meanings when used in this Guaranty:

         Indebtedness.     The word "Indebtedness" means and includes
                           the obligations under the Note.

         Note. The word "Note" means that certain promissory note in the original principal amount of Two Million and No/100 Dollars ($2,000,000.00) dated June 21, 2006, made by
                           Borrower to the order of Lender, and all extensions or renewals thereof.

         NATURE OF GUARANTY. Guarantor's liability under this Guaranty shall be open and continuous for so long as this Guaranty remains in force. Guarantor intends to guarantee at all times the performance and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of all Indebtedness. Accordingly, no payments made upon the Indebtedness will discharge or diminish the continuing liability of Guarantor in connection with any remaining portions of the Indebtedness.

         DURATION OF GUARANTY. This Guaranty will take effect when received by Lender without the necessity of any acceptance by Lender, or any notice to Guarantor or to Borrower, and will continue in full force until the Note and all other Indebtedness incurred or contracted shall have been fully and finally paid and satisfied and all other obligations of Guarantor under this Guaranty shall have been performed in full.

         GUARANTOR'S AUTHORIZATION TO LENDER. Guarantor authorizes Lender, without notice or demand and without lessening Guarantor's liability under this Guaranty, from time to time: (a) to compromise, renew, extend the Indebtedness;
(b) to release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; (c) to determine how, when and what application of payments and credits shall be made on the Indebtedness; and (d) to assign or transfer this Guaranty in whole or in part.

         GUARANTOR'S REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Lender that (a) no representations or agreements of any kind have been made to Guarantor which would limit or qualify in any way the terms of this Guaranty; (b) this Guaranty is executed at Borrower's request and not at the request of Lender; (c) Lender has made no representation to Guarantor as to the creditworthiness of Borrower; and (d) Guarantor has established adequate means of obtaining from Borrower on a continuing basis information regarding Borrower's financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events, or circumstances which might in any way affect Guarantor's risks under this Guaranty, and Guarantor further agrees that, absent a request for information, Lender shall have no obligation to disclose to Guarantor any information or documents acquired by Lender in the course of its relationship with Borrower.

         GUARANTOR'S WAIVERS. Except as prohibited by applicable law, Guarantor waives any right to require Lender (a) to continue lending money or to extend other credit to Borrower; (b) to make any presentment, protest, demand, or notice of any kind, including notice of any nonpayment of the Indebtedness, or notice of any action or nonaction on the part of Borrower, Lender, any surety, endorser, or other guarantor in connection with the Indebtedness; (c) to resort for payment or to proceed directly or at once against any person, including Borrower or any other guarantor; (d) to pursue any remedy within Lender's power; or (g) to commit any act or omission of any kind, or at any time, with respect to any matter whatsoever.

         Guarantor also waives any and all rights or defenses arising by reason of (a) any "one action" or "anti-deficiency" law or any other law which may prevent Lender from bringing any action, including a claim for deficiency, against Guarantor, before or after Lender's commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale; (b) any election of remedies by Lender which destroys or otherwise adversely affects Guarantor's subrogation rights or Guarantor's rights to proceed against Borrower for reimbursement, including without limitation, any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging the Indebtedness; (c) any disability or other defense of Borrower, of any other guarantor, or of any other person, or by reason of the cessation of Borrower's liability from any cause whatsoever, other than payment in full in legal tender, of the Indebtedness; or (d) any defenses given to guarantors at law or in equity other than actual payment and performance of the Indebtedness. If payment is made by Borrower, whether voluntarily or otherwise, or by any third party, on the Indebtedness and thereafter Lender is forced to remit the amount of that payment to Borrower's trustee in bankruptcy or to any similar person under any federal or state bankruptcy law or law for the relief of debtors, the Indebtedness shall be considered unpaid for the purpose of enforcement of this Guaranty.

         GUARANTOR'S UNDERSTANDING WITH RESPECT TO WAIVERS. Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantor's full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

         EVENTS OF DEFAULT. At the option of the holder hereof, upon the occurrence of any of the following, all obligations hereunder shall become immediately fixed, due and payable, the same as if the Indebtedness guaranteed had become in default or past due, without demand or notice of any kind, all of which are hereby expressly waived: (a) the Indebtedness, or any portion thereof, or any other sum owing by Guarantor to Lender is not paid as agreed; (b) any petition or application for a custodian, as defined by Title 11, United States Code, as amended from time to time (the "Bankruptcy Code") or for any form of relief under any provision of the Bankruptcy Code or any other law pertaining to reorganization, insolvency or readjustment of debt is filed by or against Guarantor or Borrower, or their respective assets or affairs; (c) Guarantor or Borrower makes an assignment for the benefit of creditors, is not paying debts as they become due, or is granted an order for relief under any chapter of the Bankruptcy Code; (d) a custodian, as defined by the Bankruptcy Code, takes charge of any property of Guarantor or Borrower; (e) any material garnishment, attachment, levy or execution is issued against any of the property or effects of Guarantor or Borrower; (f) the dissolution or termination of existence of Guarantor; or (g) there is any material default or breach of any representation, warranty or covenant, or any false statement or material omission by Guarantor under any document forming part of the transaction in respect of which this Guaranty is made or forming part of any other transaction under which Guarantor is indebted to Lender.

         MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are part of this Guaranty:

         Amendments. This Guaranty constitutes the entire understanding and agreement of the parties as to the matters set forth in this Guaranty. No alteration of or amendment to this Guaranty shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

         Applicable Law. This Guaranty has been delivered to Lender and accepted by Lender in the State of Arizona. If there is a lawsuit, Guarantor agrees upon the Lender's request to submit to the jurisdiction of the courts of Maricopa County, State of Arizona. Lender and Guarantor hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Guarantor against the other. This Guaranty shall be governed by and construed in accordance with the laws of the State of Arizona.

         Attorneys' Fees; Expenses. In any action brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and costs as determined by the court and not the jury.

         Notices. All notices required to be given by either party to the other under this Guaranty shall be in writing and shall be effective when actually delivered (by personal delivery or by courier service such as Federal Express) or three (3) days after deposit in the United States mail, registered or certified, first class postage prepaid, addressed to the party to whom the notice is to be given at the address shown above or to such other addresses as either party may designate to the other in writing. If there is more than one Guarantor, notice to any Guarantor will constitute notice to all Guarantors. For notice purposes, Guarantor agrees to keep Lender informed at all times of Guarantor's current address.

         Interpretation. The words "Guarantor," "Borrower," and "Lender" include the successors, assigns, and transferees of each of them. Caption headings in this Guaranty are for convenience purposes only and are not to be used to interpret or define the provisions of this Guaranty. If a court of competent jurisdiction finds any provision of this Guaranty to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances, and all provisions of this Guaranty in all other respects shall remain valid and enforceable. It is not necessary for Lender to inquire into the powers of Borrower or Guarantor or of the officers, directors, partners, members or agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

         Waiver. Lender shall not be deemed to have waived any rights under this Guaranty unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Guaranty shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Guaranty shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Guaranty. No prior waiver by Lender, nor any course of dealing between Lender and Guarantor, shall constitute a waiver of any of Lender's rights or of any of Guarantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Guaranty, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

THE UNDERSIGNED GUARANTOR ACKNOWLEDGES HAVING READ ALL OF THE PROVISIONS OF THIS GUARANTY AND AGREES TO ITS TERMS. IN ADDITION, THE GUARANTOR UNDERSTANDS THAT THIS GUARANTY IS EFFECTIVE UPON GUARANTOR'S EXECUTION AND DELIVERY OF THIS GUARANTY TO LENDER AND THAT THE GUARANTY WILL CONTINUE UNTIL THE NOTE AND ALL OTHER INDEBTEDNESS IS FULLY SATISFIED. NO FORMAL ACCEPTANCE BY LENDER IS NECESSARY TO MAKE THIS GUARANTY EFFECTIVE.

THIS GUARANTY IS DATED               , 2006.
                       -------------

GUARANTOR:

ALANCO TECHNOLOGIES, INC.
an Arizona corporation


By:
    -----------------------------
    Robert R. Kauffman, President

                                                                  EXHIBIT "D-1"
                       NON-COMPETITION AND NON-DISCLOSURE
                                    AGREEMENT
                              (Timothy P. Slifkin)

         This Non-Competition and Non-Disclosure Agreement (the "Agreement") is made and entered into this --- day of ----------, 2006, by and between TIMOTHY
P. SLIFKIN ("Slifkin") and ALANCO TECHNOLOGIES, INC., an Arizona corporation ("Alanco"), and is made with reference to the following:

                                    RECITALS

         A. Pursuant to that certain Agreement and Plan of Reorganization, dated June 25, 2006, by and among StarTrak Systems, LLC ("StarTrak") (in which Slifkin is a member), Slifkin, Alanco as acquirer, and others (the "Acquisition Agreement"), Alanco is acquiring StarTrak. As a result of such acquisition, Alanco is engaging in the business presently conducted by StarTrak. The Company intends to conduct such business world wide.

         B. Slifkin is or will be a shareholder of Alanco, has been employed by StarTrak in a senior management position, and will be employed by Alanco's StarTrak subsidiary pursuant to the existing Employment Agreement or a subsequent or modified Employment Agreement (the "Employment Agreement").

         C. Slifkin acknowledges that Alanco, through its acquisition has devoted substantial time, effort and resources to developing the trade secrets and other confidential and proprietary information, as well as relationships with customers, suppliers, employees and others doing business with StarTrak and Alanco; that such relationships, trade secrets and other information are vital to the successful conduct of Alanco's business in the future; that Alanco is entering into the Acquisition Agreement relying on the fact that Slifkin, as a member of StarTrak, has established personal and professional relationships with customers, suppliers, employees and others having business relationships with StarTrak which is being acquired by Alanco, and Slifkin has had unlimited access to StarTrak's trade secrets and other confidential and proprietary information, and because of Slifkin's employment, Slifkin will have substantial access to Alanco's other trade secrets and confidential information; and that because of such relationships and because of Slifkin's access to Alanco's confidential information and trade secrets, Slifkin would be in a unique position to divert business from Alanco and to commit irreparable damage to Alanco were Slifkin to be allowed to compete with Alanco or to commit any of the other acts prohibited below; that the enforcement of said restrictive covenants against Slifkin would not impose any undue burden upon Slifkin; that none of said restrictive covenants is unreasonable as to period or geographic area; and that the ability to enforce said restrictive covenants against Slifkin is a material inducement to the decision of Alanco to consummate the transactions contemplated in the Acquisition Agreement.

         NOW, THEREFORE in consideration of the foregoing recitals, the mutual agreements hereinafter set forth and the mutual benefits to be derived therefrom, Slifkin covenants and agrees as follows:

         1. Definitions.

               (a) The term "Alanco," as used herein, means not only Alanco, but also any company, partnership or entity which, directly or indirectly, controls, is controlled by or is under common control with Alanco.

               (b) The term "Confidential Information", as used herein, means all information or materials not generally known by non-Alanco personnel which
(i) gives Alanco some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interest of Alanco; (ii) which is owned by Alanco or in which Alanco has an interest and (iii) which is either (A) marked "Confidential Information", "Proprietary Information" or other similar marking, (B) known by Slifkin to be considered confidential and proprietary by Alanco, or (C) from all the relevant circumstances would reasonably be assumed by Slifkin to be confidential and proprietary to Alanco. Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing): trade secrets, inventions, drawings, file data, documentation, diagrams, specifications, know how, processes, formulas, models, flow charts, software in various stages of development, source codes, object codes, research and development procedures, research or development and test results, marketing techniques and materials, marketing, development and distribution plans, price lists, pricing policies, business plans, information relating to customers and/or suppliers' identities, characteristics and agreements, financial information and projections, and employee files. Confidential Information also includes any information described above which Alanco obtains from another party and which Alanco treats as proprietary or designates as Confidential Information, whether or not owned or developed by Alanco. Notwithstanding the above, however, no information constitutes confidential information if it is generic information or general knowledge which Slifkin would have learned in the course of similar employment elsewhere in the trade or if it is otherwise publicly known and in the public domain.

               (c) The term "Closing" shall have the meaning ascribed to it in the Acquisition Agreement.

               (d) The term "Restricted Period" shall mean the later to occur of (a) the end of the two (2) year period immediately following the Closing or
(b) the end of the two (2) year period following the termination of Slifkin's employment with Alanco either for "cause", (as that term is defined in the Employment Agreement), or as a result of Slifkin's voluntary resignation; provided, however, in the event that Slifkin is terminated by Alanco without cause (as defined in the Employment Agreement), or if Slifkin terminates his employment by reason of Alanco's material breach of his employment agreement or for "good reason" (as that term is defined in the Employment Agreement), the Restricted Period shall be the longer of (i) one year following such termination of employment, or the term ending two years after the Closing, and further shall be subject to the provisions of Paragraph 9 below.

         2. Covenant Not to Compete. Slifkin shall not during the Restricted Period, have any ownership interest (of record or beneficial) in or have any interest (other than in Alanco, or its parent company) as an employee, salesman, consultant, officer or director in, or otherwise aid or assist in any manner (i) any firm, corporation, partnership, proprietorship or other business that engages anywhere in the state of New Jersey, Arizona, the United States, North America, Europe or the World in a business that competes with or that intends to compete with that business in which Alanco is engaged, or pursuant to the Acquisition Agreement contemplates engagement in, within said territory, so long as Alanco, or any successor in interest of Alanco to the business and goodwill of Alanco, remains engaged in such business in such territory or continues to solicit customers or potential customers, provided, however, that Slifkin may own, directly or indirectly, solely as an investment, securities of any person which are traded on any national securities exchange if such shareholder (i) is not a controlling person of, or a member of a group which controls, such person or (ii) does not, directly or indirectly own one percent or more of any class of securities of such person.

         3. Solicitation of Business. During the Restricted Period, Slifkin shall not solicit or assist any other person to solicit any business (other than for Alanco) from any present or past customer of Alanco or StarTrak, or request or advise any present or future customer, vendor or consultant of Alanco to withdraw, curtail or cancel its business dealings with Alanco; or commit any other act or assist others to commit any other act which might injure the business of Alanco.

         4. Employees. During the Restricted Period, Slifkin shall not directly or indirectly (i) solicit or encourage any employee of Alanco to leave the employ of Alanco or (ii) hire any employee who has left the employ of Alanco if such hiring is proposed to occur within one year after the termination of such employee's employment with Alanco.

         5. Nondisclosure. From and after the Closing, Slifkin shall not (nor will Slifkin assist any other person to do so) directly or indirectly reveal, report, publish or disclose the Confidential Information to any person, firm or corporation not expressly authorized by Alanco to receive such Confidential Information, or use (or assist any person to use) such Confidential Information except for the benefit of Alanco.

         6. Ownership and Return of Materials. To the extent that Slifkin has not already done so, Slifkin shall immediately following termination of employment with Alanco surrender to Alanco all notes, data, sketches, drawings, manuals, documents, records, data bases, programs, blueprints, memoranda, specifications, customer lists, financial reports, equipment and all other physical forms of expression incorporating or containing any Confidential Information, it being distinctly understood that all such writings, physical forms of expression and other things are the exclusive property of Alanco.

         7. Rights and Remedies Upon Breach. If Slifkin breaches, or threatens to commit a breach of, any of the provisions of this Agreement (the "Restrictive Covenants"), Alanco shall have the following rights and remedies, each of which shall be in addition to, and not in lieu of, any other rights and remedies available to Alanco under law or in equity;

               (a) Specific Performance. The right and remedy to attempt to have the Restrictive Covenants specifically enforced or to have any actual or threatened breach thereof enjoined by any court having equity jurisdiction, all without the need to post a bond or any other security or to prove any amount of actual damage or that money damages would not provide an adequate remedy, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Alanco and that monetary damages will not provide an adequate remedy to Alanco; and

               (b) Accounting and Indemnification. The right and remedy to pursue a remedy to require Slifkin (i) to account for and pay over to Alanco all compensation, profits, monies, accruals, increments or other benefits derived or received by Slifkin or any associated party deriving such benefit as a result of any such breach of the Restrictive Covenants; and (ii) to indemnify Alanco against any other losses, damages (including special and consequential damages) which may be incurred by them and which result from or arise out of any such breach or threatened breach of the Restrictive Covenants.

         8. Severability of Covenants/Blue Penciling. The Restrictive Covenants shall be subject to Section 11(f) hereof.

         9. Enforceability of Restrictive Covenants.

               (a) The Restrictive Covenants and Restrictive Periods set forth in this Agreement shall not be enforceable in the event that Slifkin's employment is terminated without "cause" (as that term is defined in the Employment Agreement), or Slifkin resigns for "good reason" (as that term is defined in the Employment Agreement).

               (b) Notwithstanding the foregoing, the Restrictive Covenants and Restrictive Periods shall be enforceable in the event that Alanco continues to pay Slifkin's salary (as set forth in the existing Employment Agreement and any subsequent and/or modified Employment Agreement) during the applicable Restrictive Period.

         10.[Intentionally left blank.]

         11. Miscellaneous.

               (a) Modification. This Agreement, the Employment Agreement and the Acquisition Agreement and all other documents entered into pursuant to their terms set forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

               (b) Successors and Assigns. The terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, their personal representatives, administrators, executors, heirs, successors and assigns.

               (c) Waiver. The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party's rights thereafter to enforce the same; nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

               (d) Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent telex or telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases addressed to:

If to Alanco:     Alanco Technologies, Inc.
                  15575 North 83rd Way, Suite 3
                  Scottsdale, AZ 85260
                  Attn: Robert R. Kauffman, CEO
                  (Facsimile Number (480) 607-1515)

If to Slifkin:    Timothy P. Slifkin
                  47-A Lake Road
                  Morristown, NJ 07960
                  (Facsimile Number (206) 984-9625)

         All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgment or other evidence of actual receipt of delivery to the address. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three business days thereafter. Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional personal to which all such notices or communications thereafter are to be given.

               (e) Time of Essence. Time is hereby declared to be of the essence of this Agreement and of every part hereof.

               (f) Severance and Enforcement. All Sections, clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Agreement shall be interpreted as if such invalid Sections, clauses or covenants were not contained herein. Without limitation, the parties intend that the covenants contained in this Agreement shall be severable insofar as the geographic and time restrictions set forth herein are concerned. If, in any judicial proceeding, a court shall refuse to enforce the geographic and/or time restriction set forth herein to their fullest extent, then the geographic and/or time restrictions set forth herein shall be reduced to the extent necessary to permit enforcement of the foregoing covenant to the fullest extent possible.

               (g) Governing Law and Venue. This Agreement is to be governed by and construed in accordance with the laws of the State of Arizona applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon shall be brought only in the state or federal courts sitting in the State of New Jersey, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by New Jersey law.

               (h) Gender. Where the context so requires, the use of the masculine gender shall include the feminine and/or neuter genders and the singular shall include the plural, and vice versa, and the word "person" shall include any corporation, firm, partnership or other form of association.

               (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

               (j) Construction. The language in all parts of this Agreement shall in all cases be construed simply, accordingly to its fair meaning, and not strictly for or against any of the parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof.

         IN WITNESS WHEREOF, the parties hereto duly executed this Agreement as of the date and year first above written.


----------------------------------
TIMOTHY P SLIFKIN


ALANCO TECHNOLOGIES, INC.
an Arizona corporation


By:
    -------------------------------
    Robert R. Kauffman, President

                                                                  EXHIBIT "D-2"
                       NON-COMPETITION AND NON-DISCLOSURE
                                    AGREEMENT
                              (Thomas A. Robinson)

         This Non-Competition and Non-Disclosure Agreement (the "Agreement") is made and entered into this ---- day of --------, 2006, by and between THOMAS
A. ROBINSON ("Robinson") and ALANCO TECHNOLOGIES, INC., an Arizona corporation ("Alanco"), and is made with reference to the following:

                                    RECITALS

         A. Pursuant to that certain Agreement and Plan of Reorganization, dated June 25, 2006, by and among StarTrak Systems, LLC ("StarTrak") (in which Robinson is a member), Robinson, Alanco as acquirer, and others (the "Acquisition Agreement"), Alanco is acquiring StarTrak. As a result of such acquisition, Alanco is engaging in the business presently conducted by StarTrak. The Company intends to conduct such business world wide.

         B. Robinson is or will be a shareholder of Alanco, has been employed by StarTrak in a senior management position, and will be employed by Alanco's StarTrak subsidiary pursuant to the existing Employment Agreement or a subsequent or modified Employment Agreement (the "Employment Agreement").

         C. Robinson acknowledges that Alanco, through its acquisition has devoted substantial time, effort and resources to developing the trade secrets and other confidential and proprietary information, as well as relationships with customers, suppliers, employees and others doing business with StarTrak and Alanco; that such relationships, trade secrets and other information are vital to the successful conduct of Alanco's business in the future; that Alanco is entering into the Acquisition Agreement relying on the fact that Robinson, as a member of StarTrak, has established personal and professional relationships with customers, suppliers, employees and others having business relationships with StarTrak which is being acquired by Alanco, and Robinson has had unlimited access to StarTrak's trade secrets and other confidential and proprietary information, and because of Robinson's employment, Robinson will have substantial access to Alanco's other trade secrets and confidential information; and that because of such relationships and because of Robinson's access to Alanco's confidential information and trade secrets, Robinson would be in a unique position to divert business from Alanco and to commit irreparable damage to Alanco were Robinson to be allowed to compete with Alanco or to commit any of the other acts prohibited below; that the enforcement of said restrictive covenants against Robinson would not impose any undue burden upon Robinson; that none of said restrictive covenants is unreasonable as to period or geographic area; and that the ability to enforce said restrictive covenants against Robinson is a material inducement to the decision of Alanco to consummate the transactions contemplated in the Acquisition Agreement.

         NOW, THEREFORE in consideration of the foregoing recitals, the mutual agreements hereinafter set forth and the mutual benefits to be derived therefrom, Robinson covenants and agrees as follows:

         1.    Definitions.

               (a) The term "Alanco," as used herein, means not only Alanco, but also any company, partnership or entity which, directly or indirectly, controls, is controlled by or is under common control with Alanco.

               (b) The term "Confidential Information", as used herein, means all information or materials not generally known by non-Alanco personnel which
(i) gives Alanco some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interest of Alanco; (ii) which is owned by Alanco or in which Alanco has an interest and (iii) which is either (A) marked "Confidential Information", "Proprietary Information" or other similar marking, (B) known by Robinson to be considered confidential and proprietary by Alanco, or (C) from all the relevant circumstances would reasonably be assumed by Robinson to be confidential and proprietary to Alanco. Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing): trade secrets, inventions, drawings, file data, documentation, diagrams, specifications, know how, processes, formulas, models, flow charts, software in various stages of development, source codes, object codes, research and development procedures, research or development and test results, marketing techniques and materials, marketing, development and distribution plans, price lists, pricing policies, business plans, information relating to customers and/or suppliers' identities, characteristics and agreements, financial information and projections, and employee files. Confidential Information also includes any information described above which Alanco obtains from another party and which Alanco treats as proprietary or designates as Confidential Information, whether or not owned or developed by Alanco. Notwithstanding the above, however, no information constitutes confidential information if it is generic information or general knowledge which Robinson would have learned in the course of similar employment elsewhere in the trade or if it is otherwise publicly known and in the public domain.

               (c) The term "Closing" shall have the meaning ascribed to it in the Acquisition Agreement.

               (d) The term "Restricted Period" shall mean the later to occur of (a) the end of the two (2) year period immediately following the Closing or
(b) the end of the two (2) year period following the termination of Robinson's employment with Alanco either for "cause", (as that term is defined in the Employment Agreement), or as a result of Robinson's voluntary resignation; provided, however, in the event that Robinson is terminated by Alanco without cause (as defined in the Employment Agreement), or if Robinson terminates his employment by reason of Alanco's material breach of his employment agreement or for "good reason" (as that term is defined in the Employment Agreement), the Restricted Period shall be the longer of (i) one year following such termination of employment, or the term ending two years after the Closing, and further shall be subject to the provisions of Paragraph 9 below.

         2. Covenant Not to Compete. Robinson shall not during the Restricted Period, have any ownership interest (of record or beneficial) in or have any interest (other than in Alanco, or its parent company) as an employee, salesman, consultant, officer or director in, or otherwise aid or assist in any manner (i) any firm, corporation, partnership, proprietorship or other business that engages anywhere in the state of New Jersey, Arizona, the United States, North America, Europe or the World in a business that competes with or that intends to compete with that business in which Alanco is engaged, or pursuant to the Acquisition Agreement contemplates engagement in, within said territory, so long as Alanco, or any successor in interest of Alanco to the business and goodwill of Alanco, remains engaged in such business in such territory or continues to solicit customers or potential customers, provided, however, that Robinson may own, directly or indirectly, solely as an investment, securities of any person which are traded on any national securities exchange if such shareholder (i) is not a controlling person of, or a member of a group which controls, such person or (ii) does not, directly or indirectly own one percent or more of any class of securities of such person.

         3. Solicitation of Business. During the Restricted Period, Robinson shall not solicit or assist any other person to solicit any business (other than for Alanco) from any present or past customer of Alanco or StarTrak, or request or advise any present or future customer, vendor or consultant of Alanco to withdraw, curtail or cancel its business dealings with Alanco; or commit any other act or assist others to commit any other act which might injure the business of Alanco.

         4. Employees. During the Restricted Period, Robinson shall not directly or indirectly (i) solicit or encourage any employee of Alanco to leave the employ of Alanco or (ii) hire any employee who has left the employ of Alanco if such hiring is proposed to occur within one year after the termination of such employee's employment with Alanco.

         5. Nondisclosure. From and after the Closing, Robinson shall not (nor will Robinson assist any other person to do so) directly or indirectly reveal, report, publish or disclose the Confidential Information to any person, firm or corporation not expressly authorized by Alanco to receive such Confidential Information, or use (or assist any person to use) such Confidential Information except for the benefit of Alanco.

         6. Ownership and Return of Materials. To the extent that Robinson has not already done so, Robinson shall immediately following termination of employment with Alanco surrender to Alanco all notes, data, sketches, drawings, manuals, documents, records, data bases, programs, blueprints, memoranda, specifications, customer lists, financial reports, equipment and all other physical forms of expression incorporating or containing any Confidential Information, it being distinctly understood that all such writings, physical forms of expression and other things are the exclusive property of Alanco.

         7. Rights and Remedies Upon Breach. If Robinson breaches, or threatens to commit a breach of, any of the provisions of this Agreement (the "Restrictive Covenants"), Alanco shall have the following rights and remedies, each of which shall be in addition to, and not in lieu of, any other rights and remedies available to Alanco under law or in equity;

               (a) Specific Performance. The right and remedy to attempt to have the Restrictive Covenants specifically enforced or to have any actual or threatened breach thereof enjoined by any court having equity jurisdiction, all without the need to post a bond or any other security or to prove any amount of actual damage or that money damages would not provide an adequate remedy, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Alanco and that monetary damages will not provide an adequate remedy to Alanco; and

               (b) Accounting and Indemnification. The right and remedy to pursue a remedy to require Robinson (i) to account for and pay over to Alanco all compensation, profits, monies, accruals, increments or other benefits derived or received by Robinson or any associated party deriving such benefit as a result of any such breach of the Restrictive Covenants; and (ii) to indemnify Alanco against any other losses, damages (including special and consequential damages) which may be incurred by them and which result from or arise out of any such breach or threatened breach of the Restrictive Covenants.

         8. Severability of Covenants/Blue Penciling. The Restrictive Covenants shall be subject to Section 11(f) hereof.

         9. Enforceability of Restrictive Covenants.

               (a) The Restrictive Covenants and Restrictive Periods set forth in this Agreement shall not be enforceable in the event that Robinson's employment is terminated without "cause" (as that term is defined in the Employment Agreement), or Robinson resigns for "good reason" (as that term is defined in the Employment Agreement).

               (b) Notwithstanding the foregoing, the Restrictive Covenants and Restrictive Periods shall be enforceable in the event that Alanco continues to pay Robinson's salary (as set forth in the existing Employment Agreement and any subsequent and/or modified Employment Agreement) during the applicable Restrictive Period.

         10. [Intentionally left blank.]

         11. Miscellaneous.

               (a) Modification. This Agreement, the Employment Agreement and the Acquisition Agreement and all other documents entered into pursuant to their terms set forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

               (b) Successors and Assigns. The terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, their personal representatives, administrators, executors, heirs, successors and assigns.

               (c) Waiver. The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party's rights thereafter to enforce the same; nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

               (d) Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent telex or telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases addressed to:

If to Alanco:              Alanco Technologies, Inc.
                           15575 North 83rd Way, Suite 3
                           Scottsdale, AZ 85260
                           Attn: Robert R. Kauffman, CEO
                           (Facsimile Number (480) 607-1515)

If to Robinson:            Thomas A. Robinson
                           3 Connet Lane
                           Chester, NJ 07945
                           (Facsimile Number (973) 543-3791)

         All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgment or other evidence of actual receipt of delivery to the address. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three business days thereafter. Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional personal to which all such notices or communications thereafter are to be given.

               (e) Time of Essence. Time is hereby declared to be of the essence of this Agreement and of every part hereof.

               (f) Severance and Enforcement. All Sections, clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Agreement shall be interpreted as if such invalid Sections, clauses or covenants were not contained herein. Without limitation, the parties intend that the covenants contained in this Agreement shall be severable insofar as the geographic and time restrictions set forth herein are concerned. If, in any judicial proceeding, a court shall refuse to enforce the geographic and/or time restriction set forth herein to their fullest extent, then the geographic and/or time restrictions set forth herein shall be reduced to the extent necessary to permit enforcement of the foregoing covenant to the fullest extent possible.

               (g) Governing Law and Venue. This Agreement is to be governed by and construed in accordance with the laws of the State of Arizona applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon shall be brought only in the state or federal courts sitting in the State of New Jersey, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by New Jersey law.

               (h) Gender. Where the context so requires, the use of the masculine gender shall include the feminine and/or neuter genders and the singular shall include the plural, and vice versa, and the word "person" shall include any corporation, firm, partnership or other form of association.

               (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

               (j) Construction. The language in all parts of this Agreement shall in all cases be construed simply, accordingly to its fair meaning, and not strictly for or against any of the parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof.

         IN WITNESS WHEREOF, the parties hereto duly executed this Agreement as of the date and year first above written.


----------------------------------
THOMAS A. ROBINSON


ALANCO TECHNOLOGIES, INC.
an Arizona corporation


By:
    ------------------------------
    Robert R. Kauffman, President

              Agreement Schedules to be provided upon SEC request